UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Live Oak Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting (the “Annual Meeting”) of Shareholders of Live Oak Bancshares, Inc. (the “Company”) will be held as follows:

Place:	Live Oak Corporate Offices
1741 Tiburon Drive
Wilmington, NC 28403
Date:	May 11, 2021
Time:	9:00 a.m.

The purposes of the meeting are:

1.	Election of Directors. To elect nine members of the Board of Directors for terms of one year;
2.

Approval of Amendment of 2015 Omnibus Stock Incentive Plan.  To approve an amendment of the Company's Amended and Restated 2015 Omnibus Stock Incentive Plan to increase the number of shares of voting common stock issuable under such plan;

3.	Approval of Amendment and Restatement of Employee Stock Purchase Plan. To approve an amendment and restatement of the Company's Amended and Restated Employee Stock Purchase Plan;
4.	Say-on-Pay Vote. To vote on a non-binding, advisory proposal to approve compensation paid to our named executive officers (commonly referred to as a “say-on-pay” vote);
5.	Ratification of Independent Auditors. To vote on a proposal to ratify Dixon Hughes Goodman LLP as the Company’s independent auditors for 2021; and
6.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, IF YOU ARE THE RECORD HOLDER OF YOUR SHARES OF OUR VOTING COMMON STOCK, WE ASK THAT YOU APPOINT THE PROXIES NAMED IN THE ENCLOSED PROXY STATEMENT TO VOTE YOUR SHARES FOR YOU BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD OR FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT TO APPOINT THE PROXIES BY INTERNET, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER OR OTHER NOMINEE, ONLY THE RECORD HOLDER OF YOUR SHARES MAY VOTE THEM FOR YOU, SO YOU SHOULD FOLLOW YOUR BROKER’S OR NOMINEE’S DIRECTIONS AND GIVE IT INSTRUCTIONS AS TO HOW IT SHOULD VOTE YOUR SHARES. DOING THAT WILL HELP US ENSURE THAT YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING.  THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, AND ANNUAL REPORT ARE AVAILABLE IN THE INVESTOR RELATIONS SECTION OF OUR WEBSITE, WWW.LIVEOAKBANK.COM.

Special Note Regarding COVID-19. Given the ongoing public health and safety concerns related to the coronavirus disease 2019, or COVID-19, we ask that each shareholder evaluate the relative benefits to them personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy via internet or telephone, as instructed on the enclosed proxy card. If you elect to attend in person, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. Should further developments with COVID-19 necessitate that we change any material aspects of the Annual Meeting, we will make public disclosure of such changes. We thank you for your cooperation as we balance the benefits of shareholder engagement with the safety of our community and each of our shareholders.

By Order of the Board of Directors

/s/ James S. Mahan III
James S. Mahan III
Chairman and CEO
April 2, 2021

LIVE OAK BANCSHARES, INC.

Proxy Statement For The

Annual Meeting Of Shareholders

To Be Held May 11, 2021

LIVE OAK BANCSHARES, INC.

PROXY STATEMENT

Mailing Date: On or about April 2, 2021

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 11, 2021

General INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Live Oak Bancshares, Inc. (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 11, 2021, at 9:00 a.m., at the Company’s corporate offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and at any adjournments thereof.  The Company’s proxy solicitation materials are being mailed to our shareholders on or about April 2, 2021.  In this Proxy Statement, the Company’s subsidiary bank, Live Oak Banking Company, is referred to as the “Bank.”  The mailing address of the Company’s principal executive offices is 1741 Tiburon Drive, Wilmington, North Carolina 28403.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 11, 2021:

Copies of this Proxy Statement and our Annual Report are available in the investor relations section of our website, www.liveoakbank.com.

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our voting common stock will consider and vote on the following matters:

•	election of nine members of the Board of Directors for terms of one year;
•	a proposal to approve an amendment of the Company's 2015 Amended and Restated Omnibus Stock Incentive Plan to increase the number of shares of voting common stock issuable under such plan;
•	a proposal to approve an amendment and restatement of the Company’s Employee Stock Purchase Plan;
•	a non-binding, advisory proposal to approve compensation paid to our named executive officers (commonly referred to as a “say-on-pay” vote);
•	ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent auditors for 2021; and
•	transaction of any other business properly presented for action at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of each of the nine nominees for director named in this Proxy Statement and “FOR” Proposals 2, 3, 4 and 5.

How You Can Vote at the Annual Meeting

Record Holders. If your shares of our voting common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways:

•	you can attend the Annual Meeting and vote in person;
•

you can sign and return the proxy card enclosed with this Proxy Statement and appoint the “Proxies” named below to vote your shares for you at the Annual Meeting, or you can validly appoint another person to vote your shares for you; or

•

you can appoint the Proxies to vote your shares for you by going to the internet website www.proxyvote.com. When you are prompted for your “control number,” enter the number printed on the enclosed proxy card and then follow the instructions provided.

You may appoint the Proxies by internet only until 11:59 p.m. Eastern Time on May 10, 2021, which is the day before the Annual Meeting. If you appoint the Proxies by internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this Proxy Statement.

Shares Held in “Street Name.” Only the record holders of shares of our voting common stock or their appointed proxies may vote those shares. As a result, if your shares of our voting common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our Proxy Statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the discretionary authority to vote those shares on “routine” matters when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters (including the election of directors) unless their clients give them voting instructions. To ensure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our voting common stock, a proxy card is included with this Proxy Statement that provides for you to name S. Brett Caines, our Chief Financial Officer, and Gregory W. Seward, our General Counsel, or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope or follow the instructions above for appointing the Proxies by internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by internet, the shares of our voting common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card or appoint the Proxies by internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the nine nominees for director named in Proposal 1 below and

“FOR” Proposals 2, 3, 4 and 5. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or internet appointment will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and Proposals 2, 3, 4 and 5 described in this Proxy Statement. If any other matter is properly presented for action by our shareholders, your proxy card or internet appointment will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting.

If you are a record holder of your shares and you do not return a proxy card or appoint the Proxies by internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Vote

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by internet and later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instruction you gave the Proxies:

•

you can sign a new proxy card, dated after the date of your original proxy card, which contains your new instructions, and submit it to us so that we receive it before the voting takes place at the Annual Meeting; or

•

if you appointed the Proxies by internet, you can go to the same internet website you used to appoint the Proxies (www.proxyvote.com) before 11:59 p.m. Eastern Time on May 10, 2021 (the day before the Annual Meeting), enter your control number (printed on the enclosed proxy card), and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by internet:

•	you can give our Corporate Secretary a written notice, before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or internet appointment; or
•

you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or internet appointment and vote your shares in person. Simply attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change the voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors, and employees of the Company or its subsidiaries without additional compensation.  The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s voting common stock.

Record Date

The close of business on March 12, 2021, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.  Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its voting common stock, of which 100,000,000 shares are authorized and 41,885,904 shares were issued and outstanding on March 12, 2021. There were 268 holders of record of the Company’s voting common stock as of such date.

The Company has 10,000,000 shares of authorized non-voting common stock, of which 881,875 shares were issued and outstanding on March 12, 2021, and 1,000,000 shares of authorized preferred stock, of which no shares are issued or outstanding.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of voting common stock held of record on the Record Date on each matter submitted for voting.

A majority of the shares of the Company’s voting common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present; in the case of Proposal 1 below, the nine nominees receiving the greatest number of votes shall be elected.  In the case of Proposals 2, 3, 4 and 5 below, for each proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.  Abstentions and broker non-votes will have no effect.

Holders of the Company’s non-voting common stock are not entitled to vote at the Annual Meeting.

Beneficial Ownership of Our Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 31, 2021 for:

•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of voting common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within sixty days of January 31, 2021, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The table below calculates the percentage of beneficial ownership of our common stock based on 41,603,035 shares of voting and 980,197 shares of non-voting common stock outstanding as of January 31, 2021.

	Shares Beneficially Owned
Name	Number of Shares (1)%
Directors and Named Executive Officers:
James S. Mahan III (2)	6,771,682	15.9
S. Brett Caines	309,940	*
M. Huntley Garriott, Jr.	250,849	*
Steven J. Smits	217,703	*
Neil L. Underwood (3)	1,732,234	4.1
Tonya W. Bradford	—	*
William H. Cameron (4)	181,007	*
Diane B. Glossman	57,592	*
Glen F. Hoffsis	121,182	*
David G. Lucht (5)	15,300	*
Miltom E. Petty	124,502	*
William L. Williams III (6)	1,287,770	3.0
All directors and executive officers as a group (15 persons) (7)	11,270,052	26.4

Greater than 5% Shareholders:

T. Rowe Price Associates, Inc. (8) 100 E. Pratt Street Baltimore, Maryland 21202	5,476,800	12.9

*	Represents beneficial ownership of less than one percent.
(1)

Included in the beneficial ownership tabulations are options to purchase the following number of shares of voting common stock: Mr. Cameron – 30,000 shares; Dr. Hoffsis – 24,000 shares; Mr. Petty – 30,000 shares; Mr. Smits – 51,498 shares; and all directors and executive officers as a group – 162,202 shares.  These options are capable of being exercised within sixty days of January 31, 2021 and therefore, under the beneficial ownership rules of the SEC, are deemed to be owned by the holder.

(2)

Includes 3,487,161 shares held by the James S. Mahan III Revocable Trust; also includes shared voting rights on 3,159,714 shares held by the Marguerite D. Mahan Revocable Trust and on 124,807 shares held by Salt Water Fund, a nonprofit corporation for which Mr. Mahan serves as a director and officer.

(3)

Includes 1,682,234 shares held by the Neil L. Underwood Revocable Trust; also includes shared voting rights on 50,000 shares held by the Linda D. Underwood Revocable Trust, which shares are pledged as security for personal loans.

(4)

Includes 470 shares held by the GST-Exempt Trust for William H. Cameron and 150,537 shares held by the William H. Cameron Revocable Trust; excludes 60,890 shares held by the Mary Jo Cameron Revocable Trust for which Mr. Cameron disclaims beneficial ownership.

(5)	Mr. Lucht was appointed to the Board of Directors effective February 23, 2021.

(6)

Includes 774,310 shares held by the William L. Williams III Revocable Trust; also includes shared voting rights on 1,250 shares held individually by Elizabeth L. Williams, 450,000 shares held by the Elizabeth L. Williams Revocable Trust, of which 433,000 shares are pledged as security for personal loans, and on 14,110 shares held by SPoint-ILM, LLC.

(7)	Includes the beneficial ownership of three additional executive officers not listed in the table.
(8)

A Schedule 13G/A filed on February 16, 2021, by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. reported beneficial ownership of 5,476,800 shares of voting common stock as of December 31, 2020, with (i) T. Rowe Price Associates, Inc. having sole voting power over 1,557,638 shares and sole dispositive power over 5,476,800 shares and (ii) T. Rowe Price Small-Cap Value Fund, Inc. having sole voting power over 2,110,086 shares.

Except as indicated in footnotes to the table above, we believe that the shareholders named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and named executive officer listed is: c/o Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, NC 28403.

Hedging Policy

The Company’s Insider Trading Policy prohibits all employees and directors from entering into hedging transactions, including any transactions in puts, calls or other derivative securities (other than receipt or exercise of an employee stock option granted by the Company).

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors has set the number of directors of the Company at nine and recommends that shareholders vote for the nominees listed below, each for a term of one year.

Name and Age	Position(s) Held	Director Since (1)	Principal Occupation and Business Experience During the Past Five Years
Tonya W. Bradford (56)	Director	2020 (2)	Associate Professor of Marketing at the University of California, Irvine.

William H. Cameron (67)	Director	2013	President, Cameron Management, Inc., an investment management company focusing on real estate development, brokerage, and property management.

Diane B. Glossman (65)	Director	2014

Retired investment analyst with over 30 years of experience as an analyst and almost 25 years of governance experience on corporate boards of directors; currently serves on the boards of directors of Barclays US LLC and Barclays Bank Delaware, FinServ Acquisition Corp., as well as the Bucks County SPCA.   Previously, Ms. Glossman served on the board of directors of WMI Holdings Corp. from 2012 through July 2018.

Glen F. Hoffsis (80)	Director	2008

Special Assistant to the President, Lincoln Memorial University, July 2016 to present; Dean, Lincoln Memorial University College of Veterinary Medicine, 2014 to 2016; currently serves on the Board of Trustees of Ross University Medical Group.

David G. Lucht (63)	Director	2008 (3)	Retired Executive Vice President of Credit of the Bank.

James S. Mahan III (69)	Chairman and CEO	2008	Chairman and Chief Executive Officer of the Company and the Bank.

Miltom E. Petty (69)	Director	2010	Chief Financial Officer, Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company.

Neil L. Underwood (51)	Director and President	2010	President of the Company.

William L. Williams III (69)	Vice Chairman and EVP	2012	Executive Vice President and Vice Chairman of the Company and the Bank.

(1)	The year first elected indicates the year in which each individual was first elected a director of the Company and does not reflect any break(s) in tenure.
(2)	Dr. Bradford was appointed as a member of our Board of Directors effective September 16, 2020.
(3)	Mr. Lucht was previously a member of our Board of Directors from 2008 until 2017 and was recently re-appointed effective February 23, 2021.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY FOR A TERM OF ONE YEAR.

Qualifications of Directors

Tonya W. Bradford.  Dr. Bradford was appointed as a member of our Board of Directors in September 2020 and serves on the Audit and Risk and Compensation Committees. Dr. Bradford is an associate professor of marketing at the University of California, Irvine where she conducts research regarding rituals, communities and identity across phenomenon including gifting (e.g., registry, organ, charitable), relationships with money, communities (e.g., tailgating and support), acculturation, and brand loyalty. Dr. Bradford graduated with a Bachelor of Arts degree in Anthropology from Northwestern University, a Masters in Business Administration from the Kellogg School of Management, Northwestern University, and a doctoral degree in Marketing from Northwestern University. Her research is published in premier journals, including the Journal of Consumer Research, the Journal of Marketing, the Journal of the Academy of Marketing Science, the Journal of Retailing, the Journal of Business Research, the Journal of Interactive Marketing, and Research in Consumer Behavior. Dr. Bradford serves as associate editor for Journal of Retailing and Journal of Public Policy & Marketing, as well as serving on the editorial review board for the Journal of the Academy of Marketing Science, Journal of Consumer Research, and the Journal of Marketing. Prior to joining the University of California, Dr. Bradford worked domestically and abroad in financial services including Charles Schwab & Company, Gemini Consulting (now Ernst & Young), and the S1 Corporation. We believe Dr. Bradford’s depth of executive and academic experience, including marketing expertise, qualify her to serve on our Board of Directors.

William H. Cameron.  Mr. Cameron has served on our Board of Directors since November 2013 and chairs the Compensation Committee and serves on the Nominating and Corporate Governance and the Audit and Risk Committees. Mr. Cameron has extensive prior experience as a director of a financial institution, having served as a founding director of Port City Capital Bank and as a director of Crescent Financial Corporation and Crescent State Bank following its acquisition of Port City Capital Bank in 2006. Mr. Cameron has extensive executive experience in corporate and real estate finance, real estate development, and private equity. He has been President of Cameron Management, Inc. since 2000 and has held leadership positions in a number of businesses over the last 30 years. Mr. Cameron served as Chief Operating Officer of Atlantic Telecasting Corporation, the NBC television affiliate in Wilmington, North Carolina. Mr. Cameron holds a B.S. in Business Administration and a Juris Doctor degree from the University of North Carolina at Chapel Hill.  He has successfully completed the North Carolina Bank Directors’ College and has participated in numerous Advanced Bank Directors’ College programs. As an active business, civic and charitable leader, Mr. Cameron serves on the board of numerous organizations, including the Community Boys and Girls Club Foundation, Dan Cameron Family Foundation, Inc., Cape Fear Memorial Foundation and the Champion McDowell Davis Foundation. He is president of Cameron Management, Inc. and president of the Dan Cameron Family Foundation, Inc., which has made significant contributions to the economic and cultural development of the Wilmington area. We believe Mr. Cameron’s prior experience as a director of two FDIC insured financial institutions over a period of 15 years brings to our board critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualifies him to serve as one of our directors.

Diane B. Glossman.   Ms. Glossman has served as a member of our Board of Directors since August 2014. She chairs the Nominating and Corporate Governance Committee and serves on the Compensation and Audit and Risk Committees. Ms. Glossman is a retired investment analyst with over 30 years of experience as an analyst and almost 25 years of governance experience on boards. Ms. Glossman currently serves on the boards of directors of Barclays US LLC and Barclays Bank Delaware, FinServ Acquisition Corp., as well as the Bucks County SPCA. Previously, Ms. Glossman served on the board of directors of WMI Holdings Corp. from 2012 through July 2018 as well as the boards of directors of Ambac Assurance Company, QBE North America and A.M. Todd Company, and as an independent trustee on State Street Global Advisors mutual fund board. Ms. Glossman was a six-time member of Institutional Investor’s All-America Research Team and a member of the top ranked Global Bank

Research team, along with winning the 2003 Wall Street Journal survey in the broker/dealer category and was ranked for several years in the Reuters large cap and mid cap bank surveys by both fund managers and companies. Further, she was a frequent commentator on industry and company events for such entities as The Nightly Business Report, The Wall Street Journal, Financial Times, The New York Times, The Economist, CNN, CNBC, and various trade publications. Ms. Glossman earned a B.S. in economics from the Wharton School at the University of Pennsylvania with a double major in finance and health care administration, having also attended the University of California at Davis. Ms. Glossman was awarded her Chartered Financial Analyst designation (CFA). We believe that Ms. Glossman’s depth of experience and financial expertise qualify her to serve as one of our directors.

Glen F. Hoffsis. Dr. Hoffsis has served as a member of our Board of Directors since 2008. He serves on the Nominating and Corporate Governance Committee and the Compensation Committee. He is a veterinarian who has devoted most of his career to veterinary colleges as a clinician, teacher, researcher and administrator. Retiring in July 2013 as dean of the College of Veterinary Medicine at the University of Florida, Dr. Hoffsis was appointed dean of the newly established Lincoln Memorial University College of Veterinary Medicine effective July 2014.  He relinquished the deanship in July 2016 to become Special Assistant to the President of LMU.  Prior to that he served as Director of Veterinary Services at Procter and Gamble for two years. He was Dean of the College of Veterinary Medicine at the Ohio State University for 11 years. He has held many professional positions and served on the board of directors of Banfield Pet Hospitals of Portland, Oregon, from 2010 to 2015. In February 2017, Mr. Hoffsis was appointed to the Board of Trustees of Ross University Medical Group. He is a diplomate of the American College of Veterinary Internal Medicine. Dr. Hoffsis is well known and respected within the veterinary profession. We believe that his wide range of knowledge and perspective relative to the business of veterinary medicine brings important skills and qualifies him to serve on the Board of Directors.

David G. Lucht.  Mr. Lucht was most recently appointed as a member of our Board of Directors in February 2021. He is a founding member of the executive management team and previously served on the Board of Directors from 2008 to 2017.  He served in several roles at Live Oak Bank including as President, Chief Risk Officer, Chief Lending Officer and Chief Credit Officer.  After retiring from the Board in November 2017, Mr. Lucht continued to serve in several roles with the Bank most recently as Executive Vice President of Credit until his recent retirement from employment in December 2020.  Before joining the Bank’s predecessor in May of 2007, Mr. Lucht held executive positions with several different banking institutions, including Chief Credit Officer and Executive Vice President for First Merit Bank, Akron, Ohio, where he was responsible for leading a turnaround in credit culture and performance of the $10.5 billion bank. Prior to First Merit, Mr. Lucht served as Senior Credit Officer of National City Bank, Cleveland, Ohio. A native of Ohio, Mr. Lucht began his banking career with National City Bank in 1985 after graduating from Kent State University with his Master’s in Business Administration. He obtained his undergraduate Bachelor of Science degree in Marketing at Miami University in Ohio. Mr. Lucht helped design the Bank’s approach to the identification and management of credit risk.  He has helped to positively shape the corporate culture of the Company since inception, and his leadership and executive management experience, which has contributed to our success to date, qualifies him to serve as a member of our Board of Directors.

James S. Mahan III.  Mr. Mahan is the Company’s founder, Chief Executive Officer and Chairman of the Board of Directors. Prior to starting Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first Internet bank. Under his leadership, S1 Corporation grew to become a $234 million software and services provider in only six years, averaging more than 200 percent growth year over year. At its peak, S1 had a market capitalization of over $6 billion. During his term as Chief Executive Officer, Mr. Mahan was ranked as one of the 10 Most Influential Personalities in Financial Services by FutureBanker magazine. Prior to founding Security First Network Bank and S1 Corporation, Mr. Mahan launched Cardinal

Bancshares, where he served as Chairman and Chief Executive Officer. Mr. Mahan built Cardinal into an institution with approximately $675 million in total assets and took the company public in 1992. Before launching Cardinal, Mr. Mahan spent several years with Citizens Union National Bank & Trust Co., serving as President, Chief Operating Officer and Vice Chairman and becoming Chairman and Chief Executive Officer in 1984. In 1986, Mr. Mahan formed an investment group that purchased Citizens Union and subsequently sold it to BankOne Corp. of Columbus, Ohio. Mr. Mahan began his career in 1973 at Wachovia Bank & Trust Co. in Winston-Salem, NC, after graduating with a Bachelor’s degree in Economics from Washington & Lee University in Lexington, Virginia.

Miltom E. Petty.  Mr. Petty has served as a member of our Board of Directors since August 2010. He chairs our Audit and Risk Committee. Since June 1977, Mr. Petty has served as the Chief Financial Officer of Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company. Since August 2013, Mr. Petty has served as a director of Trust Company of the South. Mr. Petty graduated with a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill. He has held an active CPA license from the State of North Carolina for over 40 years. We believe Mr. Petty’s experience as a chief financial officer, including his familiarity with accounting standards and ability to serve as our Audit and Risk Committee financial expert, brings important skills and qualifies him to serve on our Board of Directors.

Neil L. Underwood.  Mr. Underwood is a member of our Board of Directors, serves as President of the Company, and as President and Managing Director of Canapi Advisors, LLC, a wholly owned subsidiary of the Company that provides investment advisory services to Canapi Ventures, a series of funds focused on providing venture capital to new and emerging financial technology companies. Mr. Underwood helps to set the technological direction for the Company. Prior to joining the Bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division. S1, since acquired by ACI Worldwide, Inc., built and deployed financial services systems such as online banking, payments and mobile solutions to over 3,000 financial institutions worldwide. Before S1, Mr. Underwood played a key role in launching the Americas division of Brokat Technologies AG, a global financial services software supplier based in Stuttgart, Germany. Acting as Chief Operating Officer, he was responsible for Retail and Wholesale Banking solutions for the Americas. Mr. Underwood came to Brokat as a principal of Transaction Software, which was acquired by Brokat in May of 1999. While at the Bank, Mr. Underwood co-founded nCino, a cloud-based bank operating system now serving over 200 financial institutions globally.  Through the venture arm of the Company, Mr. Underwood has incubated and helped raise capital for companies focused on digital bank transformation such as Finxact, Payrailz, DefenseStorm and Greenlight.  In 2017, Mr. Underwood co-founded Apiture, a joint venture between the Bank and First Data Corporation, serving as a cloud-native omni-channel onboarding and servicing platform. Mr. Underwood currently serves on the board of directors of Live Oak Bank, DefenseStorm, Apiture, Payrailz, and is board observer at Finxact and Greenlight. A native of Miami, Florida, Mr. Underwood holds a Bachelor of Science Degree in Industrial Engineering from the Georgia Institute of Technology. Mr. Underwood’s experience in the technology sector, coupled with a talented approach to management and resource utilization, makes him well suited to serve as a member of our Board of Directors.

William L. Williams III.  Mr. Williams is the Vice Chairman of our Board of Directors and one of the original founders of the Bank. He currently serves as Executive Vice President of the Company and the Bank. Prior to starting Live Oak Bank, Mr. Williams spent 19 years in corporate banking at Wachovia Bank & Trust Co. and worked for 14 years at Vine Street Financial doing SBA lending. Mr. Williams began his banking career in 1973 at Wachovia, where he worked with Wachovia Services, Inc, then Wachovia Regional Corporate Lending, calling on and lending to mid-market regional companies. In 1987, he relocated to Wilmington, North Carolina, where he managed the Wachovia Corporate Lending group for the three-county area of Southeastern North Carolina. In 1992, he re-joined Mr. Mahan at

Cardinal Bancshares as they began Vine Street Financial, a niche SBA lending division of Vine Street Trust Company. Mr. Williams held several positions within this group including President and Senior SBA lender. Through a series of mergers/acquisitions, Vine Street Financial became a division of BB&T, where Mr. Williams served as a senior SBA lender, resigning in May of 2007 to found Live Oak Bank’s predecessor. Mr. Williams graduated in 1973 from the University of North Carolina at Chapel Hill with a BS degree in Business Administration. Mr. Williams’ over 40 years of corporate banking experience, including deep experience in the SBA lending sector and his involvement as a founder and organizer of our Company, make him uniquely qualified to serve as Vice Chairman of our Board of Directors.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors (the “Board”) has a chairman whose duties are described in our Bylaws, and it performs its oversight role through various committees. The Board may select any of its members as its Chairman and has no formal policy as to whether our Chief Executive Officer (“CEO”) will serve as Chairman or whether any other director, including a non-employee or independent director, may be elected to serve as Chairman. At present, the positions of Chairman and CEO are both held by James S. Mahan III. The Board believes that the Company’s CEO is best situated to serve as Chairman because of his familiarity with the Company’s business and because he is the most capable of effectively identifying strategic opportunities and leading the execution of our business strategy. The Board has not appointed a lead independent director at this time.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess our performance in that regard. As a result, the Board is actively involved in overseeing our risk management programs.

The Board administers its oversight function primarily through committees, which may be established as separate or joint committees of the boards of the Company and/or the Bank. Those committees include our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the Bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Management Succession Planning

In addition to overseeing the overall performance of our management, our Board of Directors also oversees management succession planning.  The Company has a formal Management Succession Policy, which would be implemented in the event of an unplanned absence affecting a key management position of the Company or the Bank, including that of our Chief Executive Officer.  The Company’s Management Succession Policy is reviewed and evaluated by the Board of Directors at least annually.

Information Security

We endeavor to manage cybersecurity and information security risk across our enterprise in order to safeguard non-public information and to maintain the integrity of our systems.  The Chief Risk Officer of the Bank and a standing management information security committee monitor, measure and report key indicators, risk assessments and security measures to the Corporate Risk Committee, with ultimate oversight by, and quarterly reporting to, the Audit and Risk Committee of the Board of Directors. While the Board of Directors and the Audit and Risk Committee have oversight responsibility for the

Company’s overall information security risk management function, management, including our Chief Risk Officer of the Bank, is responsible for day-to-day information security processes and adherence to applicable governmental standards.

Code of Ethics and Conflict of Interest Policy

The Board of Directors has adopted a Code of Ethics and Conflict of Interest Policy which applies to our directors and executive officers, and, among other things, is intended to promote:

•	honest and ethical conduct;
•	ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make;
•	compliance with laws, rules and regulations;
•	prompt internal reporting of violations of the Code of Ethics and Conflict of Interest Policy to the Audit and Risk Committee; and
•	accountability for adherence to the Code of Ethics and Conflict of Interest Policy.

A copy of the Code of Ethics and Conflict of Interest Policy is posted in the investor relations section of the Company’s website at www.liveoakbank.com.

Director Independence

With the exception of Messrs. Mahan, Underwood, Williams, and Lucht, each member of the Company’s Board of Directors is “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).  In making this determination, the Board considered certain transactions with directors.  All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

With the exception of Ms. Glossman, who currently serves as a director of FinServ Acquisition Corp., New York, New York, and who previously served as a director of WMIH Corp., Seattle, Washington, until July 2018, no other director is a director or nominee of a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among the Company’s directors and executive officers.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. The committee has formulated the following qualifications for director candidates:

•	having a basic knowledge of the banking industry, the financial regulatory system, and the laws and regulations that govern the operation of the Company;
•	a willingness to put the interests of the Company ahead of personal interests;
•	exercising independent judgment and actively participating in decision making;
•	having an inquiring and independent mind, practical wisdom, and sound judgment;
•	a willingness to avoid conflicts of interest;
•	having a background, knowledge, and experience in business or another discipline to facilitate oversight of the Bank;
•	a willingness and ability to commit the time necessary to prepare for and regularly attend Board and committee meetings; and
•	equity ownership in the Company.

The committee also considers diversity of experience in selecting candidates for director.

The Company’s Bylaws permit any shareholder of record to nominate candidates for director. Shareholders wishing to nominate a candidate for director must deliver a written nomination to our Corporate Secretary not less than 120 days prior to the meeting of shareholders at which time nominees will be considered for election to the Board of Directors. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that if elected, such nominee would serve as a member of the Board of Directors.

Board Diversity

The Company’s diversity, equity and inclusion initiatives are both internally and externally focused.  These initiatives involve engagement, awareness, training, accountability, education, and communication, and the Company believes that diversity on the Board of Directors is an important component of this overall commitment.  The Nominating and Corporate Governance Committee has responsibility for recommending which nominees should stand for election to the Board of Directors each year, and the committee considers diversity in selecting nominees for director. There are currently nine members of the Board of Directors, of which one member, Dr. Bradford, is African American, and two members, Dr. Bradford and Ms. Glossman, are women.  Ms. Glossman currently chairs the Nominating and Corporate Governance Committee.

Meetings of the Board of Directors

There were nineteen meetings of the Board of Directors during 2020.  All of our incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served during 2020.  Although we do not have a formal written policy with respect to directors’ attendance at our Annual Meeting, we generally encourage all directors to attend.  All of our incumbent directors who were on the Board of Directors at that time attended our last Annual Meeting in May 2020.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has three permanent committees: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board that sets out the committee’s duties and responsibilities. We believe that each member of these committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Copies of the charters of each of these committees are posted in the investor relations section of the Company’s website at www.liveoakbank.com.

In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

Information about each of the permanent committees of the Board follows:

Audit and Risk Committee. The current members of the Audit and Risk Committee are Miltom E. Petty, Chair; William H. Cameron; Diane B. Glossman; and Tonya W. Bradford. The Audit and Risk Committee met ten times during 2020.  The Audit and Risk Committee is responsible for the following, among other things:

•	selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements;
•	setting the compensation of, overseeing the work done by and terminating, if necessary, the Company’s independent auditors;
•

selecting, retaining, compensating, overseeing and terminating, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;

•	pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms;
•	establishing policies and procedures for the pre-approval of permitted services by the Company’s independent auditors and other registered public accounting firms on an ongoing basis;
•

reviewing and discussing with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit;

•

reviewing and discussing with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management;

•

reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies;

•

reviewing and discussing with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes) and the form of audit opinion to be issued by the auditors on the financial statements;

•	selecting and retaining services of internal audit providers, if outsourced, and conducting annual performance reviews of in-house internal audit providers;
•	approving the Company’s risk management framework and periodically reviewing and evaluating the adequacy and effectiveness of such framework;
•

approving a statement or statements defining the Company’s risk appetite, monitoring the Company’s risk profile and providing input to management regarding the Company’s risk appetite and risk profile;

•

receiving from members of management, and other officers or employees as appropriate, periodic reports on, and reviews of, the Company’s risk management framework and risk management programs and their results;

•	discussing with management the Company’s major risk exposures and reviewing the steps management has taken to identify, monitor and control such exposures; and
•

performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

The Board of Directors has determined that Mr. Petty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee. The current members of the Compensation Committee are William H. Cameron, Chair; Diane B. Glossman; Glen F. Hoffsis; and Tonya W. Bradford. The Compensation Committee met seven times during 2020.  The Compensation Committee is responsible for the following, among other things:

•

reviewing and approving annually the corporate goals and objectives applicable to the compensation of the CEO, evaluating at least annually the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all other executive officers;

•

reviewing, approving and, when appropriate, recommending to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by the shareholders of the Company, which includes the ability to adopt, amend and terminate such plans;

•

administering the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

•

reviewing, approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans;

•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	reviewing and recommending to the Board for approval the frequency with which the Company will conduct shareholder advisory votes on executive compensation;
•

reviewing and approving the proposals regarding the shareholder advisory votes on executive compensation and the frequency of the shareholder advisory votes on executive compensation to be included in the Company’s Proxy Statement;

•	reviewing director compensation for service on the Board and Board committees at least once a year and recommending any changes to the Board;
•	reviewing and approving compensation disclosures required by the rules of the SEC to be included in the Company’s Annual Report on Form 10-K or Proxy Statement; and
•

performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Diane B. Glossman, Chair; William H. Cameron; and Glen F. Hoffsis. The Nominating and Corporate Governance Committee met three times during 2020.  The Nominating and Corporate Governance Committee is responsible for the following, among other things:

•	determining the qualifications, qualities, skills, and other expertise required to be a director and developing criteria to be considered in selecting nominees for director (the “Director Criteria”);
•	identifying and screening individuals qualified to become members of the Board, consistent with the Director Criteria;
•	recommending to the Board the nominees to be submitted to a shareholder vote at the Annual Meeting;

•	if a vacancy on the Board occurs, identifying, selecting and recommending to the Board candidates to fill such vacancy either by election by shareholders or appointment by the Board;
•	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;
•

reviewing and approving the disclosures regarding corporate governance, the operations of the committee and director independence required by the rules of the SEC to be included in the Company’s Annual Report on Form 10-K or Proxy Statement; and

•

performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

Compensation Committee Interlocks and Insider Participation

None of the current members of our compensation committee is or has been an officer or employee of our Company.  None of our executive officers currently serve, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) or as a director of any entity that has one or more executive officers serving on our compensation committee or our Board of Directors.

Indebtedness of and Transactions with Management

The Bank and its subsidiaries, have had, and expect to have in the future, banking, investment advisory, and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates.  All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with persons not related to the Bank and its subsidiaries, and do not involve more than the normal risk of collection or present other unfavorable features. Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit and Risk Committee, pursuant to its charter, is responsible for reviewing and approving transactions with related persons (as defined in Item 404 of SEC Regulation S-K). In the course of its review and approval of a related person transaction, the Audit and Risk Committee, among other things, considers, consistent with Item 404 of SEC Regulation S-K, the following:

•	the nature and amount of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and
•	any other matters the Audit and Risk Committee deems appropriate.

The Board of Directors and its committees may also, in their discretion, review transactions involving the Company’s directors, executive officers, holders of 5% or more of our capital stock, or any of their immediate family members, that do not necessarily qualify for disclosure as related person transactions under the securities laws.

Set forth below is a description of certain relationships and transactions between the Company on the one hand, and any of our directors or executive officers, any holder of 5% or more of our capital stock or any member of their immediate family on the other hand:

Canapi Ventures

During 2019, Canapi Advisors, a wholly owned subsidiary of the Company, began providing investment advisory services to Canapi Ventures, a series of new funds focused on providing venture capital to new and emerging financial technology companies.  The Company has committed to invest up to $17.0 million in Canapi Ventures’ two initial funds (the “Canapi Funds”).  In April 2019, Mr. Mahan, our Chairman and Chief Executive Officer, and Mr. Underwood, President of Live Oak Bancshares and a member of our Board of Directors, each committed to invest up to $1.0 million in the Canapi Funds.  Total capital commitments to the Canapi Funds, inclusive of the commitments from the Company and Messrs. Mahan and Underwood, were $619.3 million as of December 31, 2020.

Immediate Family Members Employed by the Bank

The Bank employs several relatives of directors and executive officers, including four employees who were paid or earned compensation exceeding $120,000 in the aggregate during 2020.  These employees also received benefits under certain employee benefit plans that are generally available to all similarly situated Bank employees.  These family members are adults who do not share the home of the director or executive officer, and the related director or executive officer does not have an interest in the family member’s compensation.

William L. Williams IV, the son of William L. Williams III, our EVP and Vice Chairman and a member of our Board of Directors, received total cash compensation in 2020 of $254,814 and an award of 1,668 RSUs with a grant date fair value of $29,991.  Angus McDonald, the son-in-law of William L. Williams III, received total cash compensation in 2020 of $356,484 and an award of 12,513 RSUs with a grant date fair value of $224,984.  Mr. James J. Hughes, the son-in-law of Miltom E. Petty, a member of our Board of Directors, received total cash compensation in 2020 of $151,323 and an award of 639 RSUs with a grant date fair value of $11,489.  The RSU awards for Messrs. Williams, McDonald and Hughes vest pro rata over five years.  Peter Underwood, the brother of Neil L. Underwood, received total cash compensation in 2020 of $361,822.

We regard each of the above team members as a highly educated, trained and competent team member, and we believe these employment relationships are beneficial to the Company and its shareholders.

Executive Officers

The following table sets forth certain information regarding the Company’s current executive officers.

Name	Age	Position	Business Experience

James S. Mahan III	69	Chairman and CEO

Chairman of the Board and Chief Executive Officer of the Company and the Bank since inception.  Prior to Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first internet bank.

Neil L. Underwood	51	President and Director

President of the Company since 2011; President of the Bank from 2011 to March 2017; President and Managing Director of Canapi Advisors since 2019; Sales and Marketing Manager of the Company and the Bank from 2010 to 2011. Mr. Underwood helps to set technological direction for the Company. Prior to joining the Bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division.

William L. Williams III	69	EVP and Vice Chairman

Vice Chairman of the Company and the Bank since 2012; Executive Vice President since 2013.  Before joining in 2007 as a founding member of the Bank’s predecessor, Mr. Williams held executive positions with several different banking institutions, including Wachovia Bank & Trust Co. and Vine Street Financial.

S. Brett Caines	42	Chief Financial Officer

Chief Financial Officer of the Company and the Bank since 2011; Finance Officer of the Bank and its predecessor from 2007-2011. Prior to joining in 2007, Mr. Caines was Production Engineer for INVISTA and Process Engineer for Shell Chemical Company.

M. Huntley Garriott, Jr.	45	President Live Oak Banking Company

President of the Bank since September 2018. Prior to joining the Bank, Mr. Garriott was a partner at Goldman Sachs in the Investment Banking Division and served as co-head of the Banks and Specialty Finance team within the Financial Institutions Group. Over his 20-year career at Goldman, Mr. Garriott covered regional banks throughout North America and held a variety of roles focused on traditional investment banking, private equity investing, debt capital markets and risk management. He was named managing director in 2007 and partner in 2014.

Susan N. Janson	72	Chief Risk Officer Live Oak Banking Company

Chief Risk Officer of the Bank since April 2018.  Ms. Janson oversees risk management, including regulatory relations, compliance, information security, vendor management, loan review, loss prevention, BSA/AML, and Fraud.  She brings more than 30 years of financial and risk management experience to the Bank. Ms. Janson previously served as Senior Capital Markets and Securities Specialist for the Federal Deposit Insurance Corporation (FDIC) where she led regulatory risk assessments for financial institutions, including working with FDIC staff in Washington, DC, other federal and state agencies, and bankers to further understand and implement sound governance practices. Prior to that, Ms. Janson served as Managing Director at First National Capital Markets and Comerica Securities.

Gregory W. Seward	45	General Counsel

General Counsel of the Company and the Bank since October 2015. Prior to joining the Company, Mr. Seward spent the majority of his career as an attorney in the legal department of Capital One Financial Corporation, most recently leading a team of attorneys advising on a broad range of corporate and regulatory matters. Mr. Seward began his career as a corporate associate at Gibson Dunn & Crutcher LLP.

Steven J. Smits	54	Chief Credit Officer

Chief Credit Officer of the Company and the Bank since February 2015; joined the Company and the Bank in 2012. Mr. Smits is the former Associate Administrator for the Office of Capital Access at the U.S. Small Business Administration (the “SBA”). While at the SBA, he was responsible for managing and overseeing the agency’s programs and operations designed to expand access to capital for America’s small businesses. This included managing the agency’s $100 billion small business loan portfolio. Mr. Smits also played a critical role in implementing many of the provisions in the JOBS Act that was signed into law by President Obama in September 2010.

J. Wesley Sutherland	50	Chief Accounting Officer

Chief Accounting Officer of the Company and the Bank since 2014. Prior to joining the Company, Mr. Sutherland was the founder and owner of an accounting and consulting firm, an audit partner in the financial institutions services group of the largest CPA firm based in the South and had served as the president of a $300 million mutual savings bank. Mr. Sutherland worked, earlier in his career, in the banking practices of two national accounting firms and served as a financial analyst for a Fortune 500 company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The following discussion provides a description of our philosophy and decision-making process for compensating our named executive officers in 2020. This discussion also describes the material components of our 2020 compensation program. This discussion should be read together with the compensation tables for our named executive officers under the heading “Summary Compensation and Other Tables” beginning on page 34 of this Proxy Statement.

Our 2020 named executive officers were:

James S. Mahan III, Chief Executive Officer

S. Brett Caines, Chief Financial Officer

M. Huntley Garriott, Jr., President, Live Oak Bank

Steven J. Smits, Chief Credit Officer

Neil L. Underwood, President

Key 2020 Business and Financial Highlights

We are a financial holding company and the parent company of the Bank.  Our results for 2020 demonstrated a continuation of strong underlying financial performance and solid growth momentum. Management continues to focus on building recurring revenue streams, promoting change within the financial technology industry, and building out selected existing verticals while adding new verticals to our business model.  We believe our performance for 2020 illustrated the continued success of our business model.

Financial highlights and events for 2020 included the following:

•

Loans and leases held for sale and held for investment increased by $2.73 billion, or 75.9%, to $6.32 billion at the end of 2020 as a result of over $2.69 billion in record loan originations from our traditional lending platforms in addition to $1.76 billion in Paycheck Protection Program (“PPP”) loan originations during the year.

•	Combined net interest income and loan servicing revenue increased by $53.2 million, or 31.6%, to $221.3 million in 2020, including $32.9 million related to PPP loans.
•	Guaranteed loans eligible for sale increased by $763.0 million, or 82.8%, as a result of robust government guaranteed loan origination volume.
•	Net gains on sales of loans increased $20.4 million, or 70.6%, due to an overall increase in sales volume, the mix of loans sold and higher secondary market premiums.
•	Investment securities available-for-sale increased $210.1 million, or 38.9%, due to availability of surplus liquidity from pandemic readiness efforts.
•	Total nonperforming unguaranteed loans and leases as a percentage of total loans and leases held for investment increased from 0.40% at the end of 2019 to 0.46% at the end of 2020.
•	Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost for the years ended December 31, 2020 and 2019, were 0.44% and 0.10%, respectively.
•	Total deposits rose by 35.2% to $5.71 billion at the end of 2020 driven by funding needs for PPP and other significant loan origination efforts during the year.

•	Net income increased by 230.2% to $59.5 million, or $1.43 per diluted share, for 2020 compared to $18.0 million, or $0.44 per diluted share, for 2019.
•

We remained dedicated to our mission to become America’s best small business bank while navigating the turbulence of the COVID-19 pandemic in a year like no other, originating a total of $4.45 billion of small business loans and leases including PPP loans, while maintaining our focus on transforming the financial technology landscape to better serve our small business clients.

General Compensation Philosophy

We, and our subsidiaries, partner with businesses that have a common focus of changing the banking industry by bringing efficiency and excellence to customers using technology and innovation.  Our mission is to create an unprecedented banking experience for small business owners nationwide through service and technology.  The Compensation Committee of our Board of Directors (the “Committee”) and our leadership team believe strongly that delivering on this mission will build long-term shareholder value, and the Committee has designed a compensation program intended to motivate employees, and particularly our leadership team, to successfully execute this mission.

The Committee believes that the most effective incentive compensation programs strive to achieve the following objectives:

•	align compensation with responsibilities and performance;
•	align employees’ interests with those of our shareholders;
•	motivate performance toward the achievement of business objectives;
•	clearly communicate compensation policies and structures to employees;
•	motivate behaviors to increase long-term profitability while maintaining a focus on credit quality and underwriting standards; and
•	attract and retain talent and build leadership succession within business units.

Role of the Compensation Committee

The Committee is responsible for annually reviewing the performance of the CEO and reviews all compensation and equity awards to executive officers.  The Committee has the exclusive authority and responsibility to determine all aspects of executive compensation and seeks input and recommendations from the CEO for the executive officers other than the CEO. The Committee operates under a written charter that it reviews at least annually to ensure that the scope of the charter is consistent with the Committee’s role.

Role of the Executive Officers

The CEO provides the Committee with his recommendation for overall compensation for all executive officers other than himself. The Committee determines the level of compensation for the CEO based on a general compensation comparison to banks of similar size and performance as well as our overall performance in relation to corporate strategic goals.

Key 2020 Compensation Highlights

➣	Mr. Mahan received a base salary and perquisites and other benefits for 2020. Mr. Mahan’s salary has not increased since we completed our initial public offering (“IPO”) in July 2015. Due to his long-standing and substantial stock ownership in the Company, the Committee has not awarded Mr. Mahan any equity-based awards since the IPO.
➣

Each of our named executive officers, other than Messrs. Mahan and Underwood, received a discretionary cash bonus in January 2021 based on the Committee’s review of our performance during 2020.  See “2020 Discretionary Cash Bonus” below for more details.

➣

Each of our named executive officers, other than Messrs. Mahan and Underwood, received restricted stock unit (“RSU”) awards.  The RSU awards for Messrs. Caines and Smits vest pro rata over five years.  Mr. Garriott received a special retention RSU award that vests pro rata beginning on the second and continuing through the sixth anniversary of the date of grant.  These RSUs were granted in February 2021 based on the Committee’s review of Company and individual performance during 2020.  See “2020 RSU Awards” below for more details on these RSUs.

➣	Our named executive officers serve at the discretion of the Board of Directors, and no named executive officer is party to an employment agreement.

2020 Compensation Program

The Committee seeks to align management’s incentives with the long-term interests of our shareholders by designing incentive compensation to reward corporate performance.  When approving compensation for the 2020 performance year for our named executive officers, the Committee reviewed key financial measures and performance related to our strategic plan and financial results.  When it considered the base salary and any equity-based awards for the named executive officers, the Committee’s evaluation of our performance was more subjective in nature than objective without specific financial targets, objectives, or time periods under review.  The Committee also had the goal of attracting and retaining its talented named executive officers through the compensation program.  In January 2021, the Committee determined to award discretionary cash bonuses based on its review of our 2020 performance. In February 2021, the Committee determined to award RSUs based on its review of Company and individual performance during 2020.  The Committee did not target any specific mix or percentage of compensation components and believes that the overall mix of 2020 compensation components for the named executive officers, including base salary that provided fixed pay, a discretionary cash bonus that provided for cash payouts based on our performance over the 2020 fiscal year, and awards of RSUs that will vest pro rata over a five-year period for Messrs. Caines and Smits, and RSUs that will vest pro rata beginning on the second and continuing through the sixth anniversary of the date of grant for Mr. Garriott, appropriately motivated the named executive officers and aligned their interests with the long-term interests of shareholders.

Base Salaries.  We aim to provide our named executive officers with a base salary that is commensurate with similar financial institutions and appropriate for the overall responsibility of the individual based on experience, performance and any other unique factors or qualifications such as the difficulty of replacing the officer with someone of comparable experience and skill.  The base salaries are intended to compensate our named executive officers for the day-to-day services performed for us.  When setting base salaries for our executive officers, the Committee considers the scope of the officer’s role and the officer’s ability to contribute to our success.  The Committee also considers length of service as well as other forms of compensation awarded.  For executive officers other than the CEO, the Committee takes into account the CEO’s input and recommendations.  After considering these factors, the Committee chose not to increase 2020 base salaries for any named executive officers from their 2019 salaries, other than for Mr. Caines.

2020 Discretionary Cash Bonus.  In January 2021, the Committee reviewed our performance for 2020 and determined to award a discretionary cash bonus to each named executive officer other than Messrs. Mahan and Underwood.  Consistent with bonuses paid to employees across the Company for our 2020 performance, each cash bonus represented approximately 10% of the named executive officer’s 2020 base salary plus an additional $10,000 recognizing the extraordinary efforts of our employees in connection with the PPP.

Equity Compensation.  At various times, the Committee awards incentive compensation to our named executive officers in the form of equity-based compensation in order to further align management and shareholder interests and to reward management for increases in shareholder value.  The Committee also uses these awards to attract and retain its named executive officers.  Grants are not made on a pre-determined schedule but are typically made during an open trading window under our Insider Trading Policy.

2020 RSU Awards.  In February 2021, the Committee reviewed both Company and individual performance during 2020 and determined to grant RSU awards that vest pro rata over five years for Messrs. Caines and Smits, and that will vest pro rata beginning on the second and continuing through the sixth anniversary of the date of grant for Mr. Garriott.  Messrs. Mahan and Underwood did not receive any equity awards for the 2020 performance year.

Mr. Caines received an award of 5,000 RSUs with a grant date value of $253,300.  The Committee determined to grant this award based upon Mr. Caines’s leadership in managing our income statement and balance sheet in 2020, particularly as we navigated the unprecedented COVID-19 pandemic and the liquidity and financial challenges and uncertainties it presented.  The Committee also considered Mr. Caines’s role in managing the continued implementation of our strategic decision to retain a larger portion of loans eligible for sale on our balance sheet.

Mr. Smits received an award of 5,000 RSUs with a grant date value of $253,300.  The Committee determined to grant this award based upon Mr. Smit’s leadership of the Credit and related functions within the Bank responsible for servicing and managing the existing loan portfolio throughout 2020 during the ongoing COVID-19 pandemic.  The Committee also recognized management’s commitment to underwriting and credit quality standards while delivering record loan originations in 2020 and Mr. Smits’s contributions to that commitment.

In light of his contributions to the Company over the past two years during his tenure and the Committee’s desire to motivate and retain him over a long-term horizon, Mr. Garriott received a special retention award of 500,000 RSUs with a grant date value of $25,330,000.  The Committee determined to grant this award based not only upon Company and individual performance during 2020 but also on Mr. Garriott’s leadership in delivering solid financial results at the Bank and enhancing our organizational and management structure during his entire tenure at the Company.  The Committee recognized Mr. Garriott’s leadership driving progress on numerous critical initiatives over the past two years, including technology and infrastructure development.  The Committee particularly noted Mr. Garriott’s leadership during the unprecedented COVID-19 pandemic and the Company’s very strong financial results and strategic progress in spite of the pandemic’s challenges and uncertainties.  The Committee does not anticipate approving additional equity awards to Mr. Garriott for the 2021 performance year and possibly beyond.

Set forth below is additional information regarding our equity compensation plans that were in effect or under which awards were outstanding in 2020.

2015 Omnibus Stock Incentive Plan. Our shareholders approved the 2015 Omnibus Stock Incentive Plan, as amended and restated effective May 24, 2016 (the “2015 Omnibus Stock Incentive Plan”), at the 2016 Annual Meeting.  At the 2018 Annual Meeting, our shareholders approved an amendment to the 2015 Omnibus Stock Incentive Plan to increase the number of shares issuable under the plan.  The original 2015 Omnibus Stock Incentive Plan was approved by our shareholders at the 2015 Annual Meeting.  The 2015 Omnibus Stock Incentive Plan replaced the 2008 Incentive Stock Option Plan, the Restricted Stock Plan and the 2008 Nonstatutory Stock Option Plan (collectively, the “Prior Plans”). The aggregate number of shares of our voting common stock that may be issued pursuant to the 2015 Omnibus Stock Incentive Plan is currently 8,750,000, less such shares as are issued or subject to outstanding grants under the Prior Plans since the date of adoption of the 2015 Omnibus Stock Incentive Plan. The awards may be issued in the form of incentive stock options, non-qualified stock options, restricted stock, RSUs or stock appreciation rights.  As of December 31, 2020, there were a total of 3,351,101 shares of our voting common stock reserved for issuance in connection with outstanding awards under the 2015 Omnibus Stock Incentive Plan and the Prior Plans.  The Board of Directors has proposed an amendment of the 2015 Omnibus Stock Incentive Plan to increase the number of shares that may be issued from 8,750,000 to 10,750,000.  See "Proposal 2:  Approval of Amendment of the Company's 2015 Omnibus Stock Incentive Plan."

2008 Incentive Stock Option Plan.  At the 2008 Annual Meeting, our shareholders approved the adoption of the Live Oak Banking Company 2008 Incentive Stock Option Plan, or the 2008 Plan.

Options granted under the 2008 Plan were intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or the Code. Under the Code, options are afforded favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company. The purpose of the 2008 Plan was to increase the performance incentive for employees of the Bank, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in the Company.

The 2008 Plan was adopted by our Board of Directors in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon our adoption of the 2008 Plan, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of our common stock. The 2008 Plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further grants of stock options will be made under the 2008 Plan.

2008 Nonstatutory Stock Option Plan.  At the 2008 Annual Meeting, the shareholders approved the adoption of the Live Oak Banking Company 2008 Nonstatutory Stock Option Plan, or the 2008 Directors’ Plan.

Options granted under the 2008 Directors’ Plan do not qualify as “incentive stock options” within the meaning of Section 422 of the Code. The purpose of the 2008 Directors’ Plan is to encourage the continued participation of members of our Board of Directors, to align the interests of directors with those of shareholders and to facilitate the recruitment of new members of the Board of Directors as necessary or desirable.

The 2008 Directors’ Plan was adopted by our Board of Directors in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon our adoption of the 2008 Directors’ Plan, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of our common stock. The 2008 Directors’ Plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further grants of stock options will be made under the 2008 Directors’ Plan.

Severance Benefits

We do not have employment agreements in place with any executive officer, and any severance benefits are negotiated on an individual basis.

For additional information regarding severance benefits, see “Potential Payments Upon Termination or Change in Control” on page 38.

Retirement Plans

We sponsor a 401(k) plan pursuant to which we match each participating employee’s contributions up to the first 6% of the employee’s salary.  We do not have any non-qualified deferred compensation plans, pension plans or other retirement plans for any employees.

Change in Control

We do not have employment agreements in place with any executive officer that would provide benefits in connection with a change in control.  Some of the outstanding equity awards to our named executive officers include provisions that provide for accelerated vesting in connection with a change in control.  See “Potential Payments Upon Termination or Change in Control” below for more information.

Perquisites and Other Benefits

We annually review the perquisites that named executive officers receive. The primary perquisites for these individuals include 401(k) matching contributions and the dollar value of insurance premiums paid on behalf of the named executive officers for group term life, health, dental and disability insurance.  These benefits are provided to named executive officers under the same terms as provided to all of our employees.  Our named executive officers also participate in our other benefit plans on the same terms as other employees. These plans include medical insurance, life insurance and a medical reimbursement plan.

Perquisites for a limited number of executive officers include personal use of the Company’s aircraft.  The Committee has adopted a Personal Use of Corporate Aircraft Policy.  Under this policy, our CEO was permitted to use the Company aircraft for personal travel up to 150 flight hours in 2020.  Each of our President and Bank President was permitted to use the Company’s aircraft for personal travel up to 60 flight hours in 2020.  Our Vice Chairman was permitted to use Company aircraft for personal travel up to 50 flight hours in 2020.

Canapi Ventures Carried Interest Plan

We allocate carried interest from each of Canapi Ventures Fund, L.P. and Canapi Ventures SBIC Fund, L.P. (the “Canapi Funds”) to a Delaware limited liability company, from which select employees who are admitted as members are eligible to invest capital and/or to receive a share of the carried interest allocation.  The share of carried interest a member is entitled to receive is expressed in terms of “profit sharing points.”   A total of 20 points have been allocated to the Company and select employees of the Company and the unaffiliated co-investment advisor as of December 31, 2020.  In 2019, Mr. Underwood was admitted as a member of the carry pool and granted 2.75 profit sharing points.  Distributions of carried interest in cash (or ratably in kind) to Mr. Underwood and other individuals who participate in the carry pool depends on the realized proceeds and timing of the cash realizations of the investments owned by the Canapi Funds.  Carried interest distributions are generally made to the employee following the actual realization of the investment, although the managing member may, in its discretion, hold back a portion of such carried interest to secure any future “clawback” obligation related to a Canapi Fund.  To the extent any “clawback” obligation were to be triggered, carried interest previously distributed to Mr. Underwood would have to be returned to such Canapi Fund, thereby reducing his overall compensation for any such year.  Mr. Underwood did not receive any cash distributions attributable to carried interest in 2020.  Because the amount of carried interest distributions is directly tied to the realized performance of the Canapi Funds, Mr. Underwood's direct ownership of carried interest fosters a strong alignment of his interests with the interests of the Canapi Fund investors, including the Company, thus ultimately benefiting Canapi Fund investors and our shareholders through our success as a whole.

Mr. Underwood’s profit sharing points are subject to vesting. Vesting serves as an employment retention mechanism and thereby enhances the alignment of interests between Mr. Underwood and the Company. The profit sharing points vest according to a graded vesting schedule, with 25% vested on the date of grant and the remainder vesting in 10% increments on each of the first through fifth anniversaries of the final closing of a Canapi Fund and in 5% increments on each of the sixth through ninth anniversaries, with 95% vested on the ninth anniversary.  As of December 31, 2020, 25% of Mr. Underwood’s profit sharing points were vested.  In addition, the profit sharing points will become fully vested if (i) the Company ceases to control Canapi Advisors, LLC or (ii) the Company has a “change of control” (as defined in the LLC agreement for the carry pool).  To the extent any carried interest proceeds in respect of a Canapi Fund are distributed to Mr. Underwood, such carried interest proceeds will be fully vested on the date of distribution.

2021 Compensation Program Preview

In February 2021, the Committee reviewed base salaries for the named executive officers and considered the same factors as discussed above for 2020 base salaries.  For named executive officers other than the CEO, the Committee also considered the CEO’s recommendations.  After taking into account these factors and recommendations, the Committee determined to increase the 2021 base salaries of Mr. Caines to $400,000, Mr. Smits to $425,000 and Mr. Underwood to $705,000.  The Committee did not approve any increases to the 2021 base salaries for Messrs. Mahan or Garriott.  The Committee has discussed potential plans and programs for cash and equity incentive compensation for the named executive officers for 2021 but, as of the date of this Proxy Statement, the Committee has not made any decisions or determinations beyond setting base salaries.  The Committee expects to consider potential cash and equity incentive awards for the named executive officers late in 2021 or early 2022 after considering our 2021 financial performance, individual contributions to that performance and other relevant factors at that time, including the results of the say-on-pay vote discussed elsewhere in this Proxy Statement. Our 2021 compensation program will be more fully discussed in the proxy statement for our 2022 annual meeting of shareholders.

Clawback Policy

The Committee is committed to adopting a formal compensation recovery or “clawback” policy for adjustment or recovery of incentive awards or payments in the event the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. On July 1, 2015, the SEC proposed a rule implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regarding the adoption and disclosure of clawback policies to recover incentive-based compensation received by current or former executive officers.  The Committee intends to fully comply with the Dodd-Frank Act regarding this issue once rulemaking has been completed with respect to these provisions.

Until formal guidance is available, the Committee will seek to address any situation that may arise and determine the proper and appropriate course of action in fairness to shareholders and named executive officer award recipients.  Each RSU granted by the Company during 2020 is subject to an award agreement in which we reserve the right to recover all compensation payable under the award agreement pursuant to our clawback policy then in effect or Section 954 of the Dodd-Frank Act.

Compensation Consultant; Benchmarking

In making compensation decisions for 2020, the Committee did not utilize the services of a compensation consultant, and the Committee did not obtain or perform compensation benchmarking from an external compensation consultant.

Risk Considerations

The Committee reviews the risks and rewards associated with our compensation programs from time to time. This review assesses the material elements of executive and non-executive employee compensation and has concluded that our policies and practices do not create risk that is reasonably likely to have a material adverse effect on us. We believe that our compensation programs encourage and reward prudent business judgment and appropriate risk taking over the short-term and long-term.

Stock Ownership Guidelines

We believe that it is in the best interest of the Company and our shareholders to align the personal financial interests of our directors and officers with those of our shareholders. While the Board of Directors has not implemented stock ownership guidelines for our directors and executive officers, the board periodically analyzes the ownership of our common stock by such individuals and believes that their personal financial interests are aligned with those of our shareholders.

Tax and Accounting Considerations

In consultation with management, we evaluate the tax and accounting treatment of our compensation program to ensure an understanding of the financial impact of the program. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code (“Section 162(m)”) limits our ability to deduct certain compensation in excess of $1 million paid to certain executive officers, referred to as “covered employees” (who will generally be the same as our named executive officers). Before 2018 this limitation did not apply to compensation that qualified under applicable regulations as “performance-based compensation.” In line with this, we have generally aimed to design and approve the performance-based compensation paid to its covered employees so that such compensation would satisfy the requirements for exclusion from the limit on deductibility under Section 162(m). Before 2018 the compensation committee considered Section 162(m) when making compensation decisions. However, other considerations, such as providing our covered employees with competitive and adequate incentives to remain with the Company and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factored into the compensation committee’s decisions.

In December 2017, a significant tax bill was enacted, which amended Section 162(m). The amendment repealed the exception to Section 162(m) that had generally permitted deductions for qualified performance-based compensation, effective for tax years beginning after December 31, 2017. Accordingly, commencing with our fiscal year ending December 31, 2018, compensation to our covered employees in excess of $1,000,000, other than qualified performance-based compensation awarded pursuant to a binding written contract that was in place on November 2, 2017, generally will not be deductible. Qualified performance-based compensation awarded to our covered employees pursuant to written binding contracts in effect on November 2, 2017, are expected to continue to qualify for the performance-based compensation exemption under Section 162(m) so long as the awards are not materially modified on or after that date.

Compensation Committee Report

The Compensation Committee has reviewed and discussed, among other things, the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

William H. Cameron, Chair
Tonya W. Bradford
Diane B. Glossman
Glen F. Hoffsis

VE OAK BANCSHARES, INC. 1741 TIBURON DRIVE WILMINGTON, NC 28403 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To Vote, MARK BLOCKS BELOW IN BLUE OR BLACK IMK

. Continued and to be signed on reverse side Equity Compensation Plan Information

The following table sets forth additional information with respect to the Company’s equity compensation plans at December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
2015 Omnibus Stock Incentive Plan and Prior Plans	3,351,101	(1)	$11.78	(2)	1,007,891
Employee Stock Purchase Plan (3)	—		—		137,619
Equity compensation plans not approved by security holders	—		—		—
Total	3,351,101		$11.78		1,145,510

(1)

Includes 1,473,339 outstanding RSUs under the 2015 Omnibus Stock Incentive Plan.  Also includes 887,247 shares to be issued upon exercise of outstanding options under the Prior Plans, which include our 2008 Incentive Stock Option Plan and 2008 Nonstatutory Stock Option Plan.

(2)	Does not reflect RSUs because they have no exercise price.
(3)

Under this plan, eligible employees are able to purchase available shares with post-tax dollars at a 15% discount to fair market value. There were 39,253 shares purchased under the Employee Stock Purchase Plan at a weighted average price of $13.27 during 2020.

Summary Compensation and Other Tables

Summary Compensation Table. The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by James S. Mahan III, S. Brett Caines, M. Huntley Garriott, Jr., Steven J. Smits and Neil L. Underwood, who we refer to as our “named executive officers,” for services rendered to us and the Bank in all capacities during the fiscal years ended December 31, 2020, 2019 and 2018. Compensation paid to our named executive officers consisted of cash salary, cash bonus, stock awards and other compensation as detailed in the footnotes provided.  No named executive officer received any non-equity incentive plan compensation or non-qualified deferred compensation earnings in 2020, 2019 or 2018.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards	Stock Awards(2)	All Other Compensation(3)	Total
James S. Mahan III	2020	$510,600	$—	$—	$—	$311,168	$821,768
Chairman and	2019	510,600	—	—	—	205,626	716,226
Chief Executive Officer	2018	510,600	—	—	—	476,094	986,694

S. Brett Caines	2020	$380,004	$48,000	$—	$179,998	$42,500	$650,502
Chief Financial Officer	2019	365,004	36,500	—	307,800	42,588	751,892
	2018	365,004	—	—	799,500	38,331	1,202,835

M. Huntley Garriott, Jr.	2020	$800,004	$80,000	$—	$399,983	$106,175	$1,386,162
President, Bank	2019	800,004	80,000	—	4,868,900	135,265	5,884,169
	2018	227,694	—	—	—	39,463	267,157

Steven J. Smits	2020	$400,008	$50,000	$—	$269,988	$42,500	$762,496
Chief Credit Officer	2019	400,008	40,000	—	307,800	42,588	790,396
	2018	400,008	—	—	799,500	41,257	1,240,765

Neil L. Underwood	2020	$702,000	$—	$—	$—	$118,515	$820,515
President	2019	702,000	—	—	—	130,455	832,455
	2018	702,000	—	—	—	103,111	805,111

(1)

In 2018, the Company established a profit sharing plan for employees, including certain named executive officers, but there was no payout under the plan to any employee in 2018.  Amounts in this column for 2019 and 2020 represent payouts for discretionary cash bonuses based on review of the Company’s 2019 and 2020 performance, respectively. See “2020 Discretionary Cash Bonus” on page 26 of this Proxy Statement for more information.

(2)

Amounts shown in this column for 2018, 2019, and 2020 represent the aggregate grant date fair value of RSU awards and modifications in 2018, 2019, and 2020, calculated in accordance with FASB ASC Topic 718.  Messrs. Caines and Smits received an RSU award with a market price condition (“Market Price RSUs”) on August 10, 2018.  On February 11, 2019, the Market Price RSU awards were modified to lengthen the vesting term from seven to ten years and change the amount of the Market Price RSUs that vest at various stock prices.  A portion of these Market Price RSUs will vest if the Company's voting common stock attains various closing prices for at least twenty consecutive trading days at any time prior to August 10, 2028, in accordance with the following:  20% of the RSUs will vest upon the attainment of closing stock prices of $35.00 per share, $40.00 per share, $45.00 per share, $50.00 per share, and $55.00 per share, subject to continued service.  The amounts shown for Messrs. Caines and Smits in 2019 represent the increase in fair value of the August 10, 2018 Market Price RSUs after the modification on February 11, 2019. Messrs. Caines and Smits received a time-vested award of 10,011 and 15,016 RSUs, respectively, on February 10, 2020.  The grant date fair market value of the time-vested RSUs granted on February 10, 2020, was $17.98 per share.   Mr. Garriott received a Market Price RSU award on February 11, 2019.  The value for the Market Price RSUs was calculated by multiplying the number of units awarded by the fair value of the units calculated using a Monte Carlo simulation.  The Market Price RSUs granted on February 11, 2019, were valued using the following assumptions:  risk free interest rate of 2.62%; expected dividend yield of 0.78%; and expected volatility of 37.6%.  The weighted average grant date fair value for the Market Price RSUs granted to Mr. Garriott on February 11, 2019, was

$8.81.  The methodology used in calculating the fair value of RSUs is described in more detail in Note 14 to the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2019.  Mr. Garriott also received a time-vested award of 30,000 RSUs on February 11, 2019.  The grant date fair market value of the time-vested RSUs granted on February 11, 2019, was $15.43 per share.  Mr. Garriott received a time-vested award of 22,246 RSUs on February 10, 2020.  The grant date fair market value of the time-vested RSUs granted on February 10, 2020, was $17.98 per share. Additional information regarding outstanding RSU awards is provided under the heading “Outstanding Equity Awards at Fiscal Year-End” on page 35 of this Proxy Statement.

(3)

Includes 401(k) matching contributions, relocation, and the dollar value of insurance premiums paid on behalf of the named executive officers for group term life, health, dental and disability insurance. Also includes personal use of the Company aircraft by the named executives where applicable.  For 2018, 2019, and 2020, amounts for personal use of the Company’s aircraft were calculated using aggregate incremental cost to the Company (AIC) and are based on variable costs incurred including fuel, applicable fees, maintenance service, crew travel and other operating expenses.  The value based on the AIC method is included in 2020 “All Other Compensation” for Messrs. Mahan, Garriott and Underwood in the amount of $276,344, $68,474 and $76,015, respectively.

Grants of Plan-Based Awards. The Grants of Plan-Based Awards Table below sets forth the total number of equity awards granted in 2020 for our named executive officers and the grant date fair values of those awards. The table should be read in conjunction with the Summary Compensation Table provided above.

		Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock	All other option awards: Number of securities underlying	Exercise or base price of option	Grant date fair value of stock and
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	or units (#) (1)	options (#)	awards ($/Sh)	option awards (2)
James S. Mahan III	—	—	—	—	—	—	$—	$—
S. Brett Caines	2/10/2020	—	—	—	10,011	—	—	$179,998
M. Huntley Garriott, Jr.	2/10/2020	—	—	—	22,246	—	—	$399,983
Steven J. Smits	2/10/2020	—	—	—	15,016	—	—	$269,988
Neil L. Underwood	—	—	—	—	—	—	—	$—

(1)

Amount shown in this column reflects the number of RSUs granted to Messrs. Caines, Garriott and Smits on February 10, 2020.  The RSUs will vest in five installments, in accordance with the following:  20% of the RSUs will vest each February 10, 2021, 2022, 2023, 2024 and 2025, subject to continued service. No threshold or target amounts were established in connection with these awards.

(2)

The value of Messrs. Caines, Garriott and Smits’ RSUs granted on February 10, 2020, was calculated by multiplying the number of RSUs awarded by the grant date fair value of $17.98 per share, which was the closing price of our common stock on the grant date.

Non-Equity Incentive Plan Compensation.  The Company did not have a non-equity incentive plan in place as of December 31, 2020.

Outstanding Equity Awards at Fiscal Year-End. The following tables list the outstanding option awards and stock awards held by our named executive officers as of December 31, 2020. Mr. Smits is the only named executive officer with outstanding option awards as of December 31, 2020.  Messrs. Mahan and Underwood had no outstanding stock awards as of December 31, 2020.

	Option Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date
James S. Mahan III	—	—		$—	—
S. Brett Caines	—	—		—	—
M. Huntley Garriott, Jr.	—	—		—	—
Steven J. Smits	5,375	16,125	(1)	$4.40	March 26, 2024
	10,000	10,000	(2)	$10.63	February 20, 2025
	14,999	15,001	(3)	$17.00	July 22, 2025
Neil L. Underwood	—	—		—	—

(1)

The shares subject to this option vest and become exercisable yearly in seven installments beginning on March 26, 2015, as follows: 10% of the shares subject to the option vest on each of March 26, 2015, 2016, 2017, 2018 and 2019; and 25% of the shares subject to the option vest on each of March 26, 2020 and 2021.

(2)

The shares subject to this option vest and become exercisable yearly in seven installments beginning on February 20, 2016, as follows: 10% of the shares subject to the option vest on each of February 20, 2016, 2017, 2018, 2019 and 2020; and 25% of the shares subject to the option vest on each of February 20, 2021 and 2022.

(3)

The shares subject to this option vest and become exercisable yearly in seven installments beginning on July 22, 2016, as follows: 10% of the shares subject to the option vest on each of July 22, 2016, 2017, 2018, 2019 and 2020; and 25% of the shares subject to the option vest on each of July 22, 2021 and 2022.

	Stock Awards
Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested*	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested*
James S. Mahan III	—		$—	—		$—
S. Brett Caines	10,011	(1)	$475,122	30,000	(2)	$1,423,800
M. Huntley Garriott, Jr.	44,746	(3)	$2,123,645	300,000	(4)	$14,238,000
Steven J. Smits	15,016	(5)	$712,659	30,000	(6)	$1,423,800
Neil L. Underwood	—		$—	—		$—

*	Market value based on the closing price of a share of the Company’s voting common stock on the last trading day of 2020.
(1)

An award of 10,011 RSUs.  These RSUs vest in five equal installments, in accordance with the following:  20% of the RSUs will vest each February 11, 2021, 2022, 2023, 2024 and 2025, subject to continued service.

(2)

An award of 50,000 Market Price RSUs, of which 30,000 remain unvested at December 31, 2020.  A portion of these Market Price RSUs will vest if the Company's voting common stock attains various closing prices for at least twenty consecutive trading days at any time prior to August 10, 2028, in accordance with the following:  20% of the RSUs will vest upon the attainment of closing stock prices of $35.00 per share, $40.00 per share $45.00 per share, $50.00 per share, and $55.00 per share, subject to continued service. The $35.00 and $40.00 target stock prices were met during 2020, and 20,000 shares vested.

(3)	Includes the following:
(a)

An award of 30,000 RSUs, of which 22,500 remain unvested as of December 31, 2020.  These RSUs vest in four equal installments, in accordance with the following:  25% of the RSUs will vest each February 11, 2020, 2021, 2022 and 2023, subject to continued service.

(b)

An award of 22,246 RSUs.  These RSUs vest in five equal installments, in accordance with the following:  20% of the RSUs will vest each February 10, 2021, 2022, 2023, 2024 and 2025, subject to continued service.

(4)

An award of 500,000 Market Price RSUs, of which 300,000 remain unvested as of December 31, 2020.  A portion of these Market Price RSUs will vest if the Company's voting common stock attains various closing prices for at least twenty consecutive trading days at any time prior to February 11, 2029 in accordance with the following:  20% of the RSUs will vest upon the attainment of closing stock prices of $35.00 per share, $40.00 per share  $45.00 per share, $50.00 per share, and $55.00 per share, subject to continued service. The $35.00 and $40.00 target stock prices were met during 2020, and 200,000 shares vested.

(5)

An award of 15,016 RSUs.  These RSUs vest in five equal installments, in accordance with the following:  20% of the RSUs will vest each February 10, 2021, 2022, 2023, 2024 and 2025, subject to continued service.

(6)

An award of 50,000 Market Price RSUs, of which 30,000 remain unvested at December 31, 2020.  A portion of these Market Price RSUs will vest if the Company's voting common stock attains various closing prices for at least twenty consecutive trading days at any time prior to August 10, 2028, in accordance with the following:  20% of the RSUs will vest upon the attainment of closing stock prices of $35.00 per share, $40.00 per share  $45.00 per share, $50.00 per share, and $55.00 per share, subject to continued service. The $35.00 and $40.00 target stock prices were met during 2020, and 20,000 shares vested.

Option Exercises and Stock Vested.

The following table provides information concerning option exercises and the vesting of stock during 2020 for each of our named executive officers.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
James S. Mahan III	—	$—	—	$—
S. Brett Caines	—	—	73,427	$3,314,598
M. Huntley Garriott, Jr.	—	—	207,500	$8,761,000
Steven J. Smits	42,000	$1,843,800	124,218	$5,653,143
Neil L. Underwood	—	—	600,000	$27,654,000

(1)	Value realized is based on the difference between the closing price on the date of exercise and the option exercise price.

(2)	Value realized is based on the closing price on the date of vesting.

Pension Benefits. There are no pension benefits outstanding for our named executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans. There are no nonqualified defined contribution or other nonqualified deferred compensation plans for our named executive officers.

Potential Payments Upon Termination or Change in Control

The following discussion presents the potential payments for each of our named executive officers upon a termination of employment or change in control. Pursuant to applicable SEC rules, the analysis contained in this discussion does not consider or include payments made to a named executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of named executive officers of the Company and that are available generally to all salaried employees. The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Among other factors that could affect these amounts are the timing during the year of any such event and our stock price.

The Company’s named executive officers serve at the discretion of the Board of Directors, and no named executive officer is party to an employment agreement.  In the event of a named executive officer’s termination of employment for any reason whatsoever, any severance benefits or other cash payments would be negotiated on an individual basis.

Awards Under the 2015 Omnibus Stock Incentive Plan

In the event a named executive officer voluntarily terminates his or her employment, he or she would forfeit all unvested equity awards.  The named executive officer would have three months from date of termination to exercise any vested stock options.

In the event of termination of a named executive officer’s employment by the Company, with or without Cause (as defined in the 2015 Omnibus Stock Incentive Plan and summarized below), he or she would forfeit all unvested equity awards.  The named executive officer would have three months from date of termination to exercise any vested stock options, unless the officer is terminated for Cause in which case he or she may not exercise any stock options after the date of termination.

As defined in the Omnibus Plan, “Cause” is generally defined as:

•	the officer’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or its subsidiaries;
•	the officer’s dishonesty, intentional misconduct or material breach of any agreement with the Company or its subsidiaries;
•	the removal of the officer from office or permanent prohibition of the officer from participating in the affairs of the Company or its subsidiaries by regulatory order;
•

the occurrence of any event that results in the officer being excluded from coverage, or having coverage limited for the officer, under the Company’s blanket bond or other fidelity or insurance policy covering its directors, officers, or employees; or

•	the officer’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

In the event of termination of a named executive officer’s employment due to death or Disability (as defined in the 2015 Omnibus Stock Incentive Plan and summarized below), he or she would forfeit all unvested equity awards.  The named executive officer would have twelve months from the date of termination to exercise any vested stock options.

As defined in the Omnibus Plan, “Disability” generally means a “disability” (or similar word) as defined under the long-term disability policy of the Company or its subsidiaries. If the Company or its subsidiaries do not have a long-term disability plan in place, “Disability” means that an officer is unable to carry out the responsibilities and functions of the position held by the officer by reason of any medically determinable physical or mental impairment for a period of not less than ninety consecutive days.

None of the outstanding equity awards for any named executive officer provides for acceleration or continued vesting of the awards in the event of retirement.

Terminations Involving a Change in Control. In the event of a change in control of the Company, defined as a Corporate Transaction in the 2015 Omnibus Stock Incentive Plan and summarized below, unvested time-based RSUs would become fully vested immediately in the event a named executive officer’s employment is terminated within twelve months following a Corporate Transaction for any reason other than Cause.  All unvested stock options would become fully vested immediately in the event a named executive officer’s employment is terminated within twelve months following a Corporate Transaction for any reason other than Cause, and the named executive officer would have twelve months from the date of termination to exercise any vested options.  None of the outstanding Market Price RSU awards for any named executive officer provides for acceleration or continued vesting of the awards in the event of a Corporate Transaction.

As defined in the Omnibus Plan, “Corporate Transaction” generally means any of the following transactions:

•	a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the state in which the Company is incorporated);
•	the sale, transfer or other disposition of all or substantially all of the assets of the Company;
•	the complete liquidation or dissolution of the Company;
•

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of the Company’s common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

•

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

Awards Under the 2008 Incentive Stock Option Plan

Mr. Smits has two outstanding stock option awards under our 2008 Incentive Stock Option Plan (the “ISO Plan”) with certain terms and conditions that are different than those described above.  Under both ISO Plan awards, all unvested stock options would become fully vested immediately upon Mr. Smits’s termination of employment for death, disability or retirement.  Under his March 26, 2014 stock option award, all unvested stock options would become fully vested immediately upon a change in control of the Company.  Under his February 20, 2015 stock option award, all unvested stock options would become fully vested immediately in the event Mr. Smits’s employment is terminated within twelve months following a change in control of the Company for any reason other than for cause.

In the event of termination of Mr. Smits’s employment due to death or disability, Mr. Smits would have twelve months from the date of termination to exercise any vested stock options under his ISO Plan awards.  In the event Mr. Smits’s employment is terminated after a change in control other than for cause or he retires, he would have three months from the date of termination to exercise any vested stock options.

In the event Mr. Smits voluntarily terminates his employment other than for retirement or his employment is terminated by the Company for any reason, he would forfeit all unvested stock options under his ISO Plan awards.  If the Company terminates Mr. Smits without cause, he would have thirty days from the date of termination to exercise any vested stock options.

For purposes of Mr. Smits’s stock option awards under the ISO Plan, the term “disability” is defined in the same manner as such term is defined in Section 22(e)(3) of the Code of 1986.  The term “change in control” is defined in the same manner as such term is defined in Section 409A of the Code and rules, regulations and guidance of general application thereunder.  The term “retirement” means, subject to Board approval in each instance, (i) the termination of Mr. Smits’s employment under conditions which would constitute retirement under any tax qualified plan maintained by the Company or (ii) the termination of Mr. Smits’s employment after attaining age 65 years old.  As of December 31, 2020, Mr. Smits was not eligible for retirement under these stock option awards.

The table below presents the amounts that would be owed to the named executive officers under the 2015 Omnibus Stock Incentive Plan and the 2008 Incentive Stock Option Plan in the event of termination or a change in control.  In the case of voluntary or involuntary termination, death, disability and retirement, the presentation assumes that the named executive officer’s employment was terminated on December 31, 2020.  In the case of a change in control, the presentation assumes that the Corporate Transaction occurred on December 31, 2020 and, in the case of outstanding stock options, that the named executive officer’s employment was terminated on December 31, 2020, for a reason other than cause.

Name and Principal Position	Voluntary or Involuntary Termination	Death*	Disability*	Retirement	Change in Control
James S. Mahan III Chairman and Chief Executive Officer	$—	$—	$—	$—	$—

S. Brett Caines Chief Financial Officer	—	—	—	—	475,122	(1)

M. Huntley Garriott, Jr. President, Bank	—	—	—	—	2,123,645	(1)

Steven J. Smits Chief Credit Officer	—	1,062,643	1,062,643	—	2,232,232	(2)

Neil L. Underwood President	—	—	—	—	—

(1)

Amounts shown for Messrs. Caines and Garriott include the value of unvested RSUs that would become fully vested upon termination of their respective employment within twelve months following a Corporate Transaction for any reason other than Cause, calculated based on the closing price of our common stock on December 31, 2020.

(2)

Amounts shown for Mr. Smits include the value of unvested stock options that would become fully vested upon termination due to death or disability, calculated on the closing price of our common stock on December 31, 2020.  Additionally, the table includes the value of unvested stock options and RSUs that would become fully vested upon (i) termination of Mr. Smits’ employment within twelve months following a Corporate Transaction for any reason other than cause under his February 20, 2015 stock option award, and (ii) immediately upon a change in control of the Company under his March 26, 2014 stock option award, all of which is calculated based on the closing price of our common stock on December 31, 2020.

Principal Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. James S. Mahan III, our CEO, as of December 31, 2020.

For 2020, our median employee annual total compensation (for all employees other than our CEO) was $123,768.  The annual total compensation for our CEO during the same period was $821,768.  Based on this information, the ratio of the annual total compensation of our CEO to the median employee was 6.6 to 1.

We identified our median employee using our entire workforce (other than our CEO), as of December 31, 2020, of approximately 626 full-time and part-time employees.  We utilized payroll records for fiscal 2020 wages as reported to the Internal Revenue Service.  We did not annualize compensation for employees who were not active for the entire year.  No full-time adjustments were made for part-time employees.  We identified our median employee using a standard median formula based on the compensation measure, which was consistently applied to all employees included in this calculation.  We believe the principal executive officer pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

With respect to the annual total compensation of the median employee, we identified and calculated compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $123,768.  With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table.

Under the SEC’s rules and guidance, companies are allowed to adopt numerous ways to identify the median employee. In addition, other companies have different employee demographics and compensation and benefit practices. As a result, principal executive officer pay ratios reported by other companies may vary significantly and are likely not comparable to our CEO pay ratio.

Director Compensation

Board Fees. For 2020, each non-employee director was paid an annual retainer of $50,000. The chairman of the Audit and Risk Committee received an additional annual retainer of $36,000. The chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and the Bank’s Asset Liability Committee each received an additional annual retainer of $10,000.  Each non-employee director who is a member of the Bank’s Directors Loan Committee each received an additional annual retainer of $10,000.

2015 Omnibus Stock Incentive Plan. Our directors are eligible for awards under our 2015 Omnibus Stock Incentive Plan as amended effective May 15, 2018 (the “2015 Omnibus Stock Incentive Plan” or the “Omnibus Plan”). The awards may be issued in the form of stock options, restricted stock, RSUs or stock appreciation rights.  Each non-employee director, other than Dr. Bradford and Mr. Lucht, received an award of 4,160 RSUs on May 12, 2020, valued at $50,003. Dr. Bradford received a prorated award of 1,291 RSUs on November 17, 2020.  The stock closing price from September 16, 2020, Dr. Bradford’s date of appointment, was used to calculate the prorated number of RSUs.  Dr. Bradford’s November 17, 2020, RSU grant was valued at $58,934.  Mr. Lucht received a prorated award of 246 RSUs on February 23, 2021, valued at $12,519.  Information regarding the 2015 Omnibus Stock Incentive Plan can be found under the heading “2015 Omnibus Stock Incentive Plan” on page 26.

The following table presents a summary of all compensation paid by the Company to its non-employee directors for their service during the year ended December 31, 2020.  Directors of the Company who are also employees are not separately compensated for their service on the Board of Directors.  No director received any non-equity incentive plan compensation or non-qualified deferred compensation earnings in 2020.

Name of Director	Fees Earned or Paid in Cash	Stock Awards (4)	Option Awards (5)	All Other Compensation	Total
Tonya W. Bradford (1)	$16,250	$58,934	$—	$—	$75,184
William H. Cameron	70,000	50,003	—	—	120,003
Diane B. Glossman	66,667	50,003	—	—	116,670
Glen F. Hoffsis	60,000	50,003	—	—	110,003
Howard K. Landis III (2)	60,000	50,003	—	59,065	169,068
Miltom E. Petty	86,000	50,003	—	—	136,003
David G. Salyers (3)	21,806	—	—	—	21,806

(1)	Dr. Bradford was appointed as a member of our Board of Directors effective September 16, 2020.
(2)

Mr. Landis passed away January 2, 2021. The amount included in All Other Compensation for Mr. Landis reflects his personal use of the Company aircraft for travel related to health care.  This amount was calculated using aggregate incremental cost to the Company (AIC) and is based on variable costs incurred including fuel, applicable fees, maintenance service, crew travel and other operating expenses.

(3)	Mr. Salyers resigned as a member of our Board of Directors effective June 7, 2020.
(4)

Each non-employee director, except for Dr. Bradford, received an award of 4,160 RSUs with a grant date fair value of $50,003 on May 12, 2020.  The RSUs vest on May 1, 2021.  On November 17, 2020, Dr. Bradford received an award of 1,291 RSUs with a grant date fair value of $58,934.  The RSUs vest one year from the date of grant.  There were no other RSUs outstanding for any director as of December 31, 2020.

(5)

No options were awarded to non-employee directors in 2020.  At December 31, 2020, each of Mr. Cameron, and Mr. Petty had 30,000 options outstanding, of which 22,500 were exercisable.  Ms. Glossman had 7,500 options outstanding, of which none were exercisable.  Mr. Landis had 15,000 options outstanding, of which 7,500 were exercisable.  Dr. Hoffsis had 24,000 options outstanding, of which 16,500 were exercisable.

PROPOSAL 2:  APPROVAL OF AMENDMENT OF THE COMPANY'S

2015 OMNIBUS STOCK INCENTIVE PLAN

The Proposed Amendment

Subject to shareholder approval, the Board of Directors has approved an amendment of the Company’s 2015 Omnibus Stock Incentive Plan to increase the shares available for issuance upon the grant of equity awards under the Omnibus Plan.  The amendment, which we believe will aid the Company and its subsidiaries, including the Bank, in attracting and retaining the personnel necessary for continued growth, provides that 2,000,000 shares will be added to the aggregate number of shares that may be issued under the Omnibus Plan. If the amendment of the Omnibus Plan is approved, the aggregate number of shares of the Company’s voting common stock that may be issued pursuant to the Omnibus Plan will be 10,750,000 shares, less such shares as are issued or subject to outstanding grants under the Prior Plans since the date of adoption of the Omnibus Plan in March 2015.  Equity awards are a significant part of our ability to attract, retain, and motivate people whose skills and performance are critical to our success. We believe that linking key employee compensation to corporate performance increases employee motivation to improve shareholder value and aligns the interests of our personnel with those of our shareholders.

While this summary sets forth the material terms of the Omnibus Plan as it is proposed to be amended, the Company’s shareholders have already approved the Omnibus Plan, and Proposal 2 relates only to the proposed amendment of the Omnibus Plan described below.

If the proposed amendment is not approved, the Omnibus Plan will remain in full force and effect without the proposed increase in the number of shares of the Company’s stock that may be issued pursuant to the Omnibus Plan. In this event, the Company might lack the ability to recruit and retain key employees, which could adversely affect the Company’s ability to offer effective incentives to participants that are consistent with market practices.

Following is a summary of the principal features of the Omnibus Plan. The summary is qualified by the full text of the Omnibus Plan. A copy of the Omnibus Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2016, and a copy of the most recent amendment to the Omnibus Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2018.  You may access these documents through the SEC’s electronic data system called EDGAR at www.sec.gov. The full text of the proposed form of amendment of the Omnibus Plan is attached as Appendix A to this Proxy Statement and incorporated by reference into this Proposal 2. Additionally, any shareholder wishing to receive a copy of the Omnibus Plan or the proposed form of amendment of the Omnibus Plan free of charge should contact Corporate Secretary, Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, North Carolina 28403.

Key Provisions

Following are the key provisions of the Omnibus Plan, as amended:

Provision of Plan	Description
Eligible Participants:

Employees, directors, and consultants of our Company, any parent or subsidiary of our Company, and any successor entity that adopts the Omnibus Plan. As of March 12, 2021, there were approximately 666 employees and six non-employee directors eligible to receive awards under the Omnibus Plan.

Award Types:	•Incentive stock options •Nonstatutory stock options •Stock appreciation rights ("SARs") •Dividend equivalent rights •Restricted stock awards •Restricted stock unit awards
Vesting:	Determined by our Board of Directors.
Award Limits:

No grantee may be granted an award of stock options or SARs in any calendar year with respect to more than five hundred thousand (500,000) shares of the Company’s voting common stock, or an award of restricted stock, restricted stock units, dividend equivalent rights, or other awards that are valued with reference to shares covering more than one million one hundred thousand (1,100,000) shares.

Repricings:	Repricing of outstanding awards is not permitted without the approval of our shareholders, except for certain ratable capitalization adjustments as set forth in the Omnibus Plan.
Market Value of Securities:	The closing price of our voting common stock on the NASDAQ Global Select Market on March 12, 2021, was $61.15.
Effective Date:

The Omnibus Plan originally became effective on March 20, 2015, was amended and restated upon shareholder approval effective May 24, 2016, and was amended upon shareholder approval effective May 15, 2018.

Plan Termination Date:	May 24, 2026, which is ten years from the May 24, 2016 effective date of the 2016 amendment and restatement.

Administration

The Omnibus Plan is currently administered by the Compensation Committee of our Board of Directors, except that awards granted on or before November 2, 2017 and intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, as in effect prior to the effectiveness of the 2017 tax law commonly referred to as the “Tax Cuts and Jobs Act” (Pub. L. No. 115-97) are administered only by a subcommittee composed solely of two or more “outside directors” eligible to serve on a committee making awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m).  The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the Omnibus Plan.

Available Shares

If Proposal 2 is approved, there will be 10,750,000 shares of our voting common stock available for issuance under the Omnibus Plan, of which 4,036,408 shares have already been issued since the date of adoption of the Omnibus Plan in March 2015 and an additional 2,817,756 shares are subject to awards outstanding under the Omnibus Plan and the Prior Plans as of March 12, 2021.  Any shares covered by an award which is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Omnibus Plan.  Shares that actually have been issued under the Omnibus Plan pursuant to an award shall not be returned to the Omnibus Plan and shall not become available for future issuance under the Omnibus Plan other than unvested shares that are forfeited. To the extent that cash is delivered in lieu of shares of voting common stock upon the exercise of a stock appreciation right, we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of voting common stock which we were entitled to issue upon such exercise or on the exercise of any related option. Shares of voting common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the Omnibus Plan.

Eligibility and Types of Awards

The Omnibus Plan permits us to grant the following types of awards to our employees, directors, and consultants.

Stock Options. A stock option may be an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a nonstatutory stock option. However, only our employees (or employees of our parent company and subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Omnibus Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our voting common stock on the date of grant. Options granted under the Omnibus Plan vest and become exercisable at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the Omnibus Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of voting common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) delivery of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the Omnibus Plan), (c) a broker-assisted cashless exercise, (d) the tender of voting common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). The aggregate fair market value, determined at the time of grant, of shares of our voting common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the Omnibus Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights may be granted under the Omnibus Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of voting common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the Omnibus Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the voting common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of voting common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of voting common stock upon the exercise of a stock appreciation right. If voting common stock is issued, the number of shares of voting common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of voting common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of voting common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of voting common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares which would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the Omnibus Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Dividend Equivalent Rights. Dividend equivalent rights entitle the grantee to compensation measured by dividends paid with respect to the Company’s voting common stock.

Restricted Stock. Restricted stock awards are awards of shares of our voting common stock that vest in accordance with established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.

Restricted Stock Units. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The plan administrator sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Performance-Based Compensation

The Omnibus Plan establishes procedures for the Company to grant restricted stock and restricted stock units that are structured so that they will vest only upon attainment of performance goals established by the Compensation Committee.  Prior to the enactment of the Tax Cuts and Jobs Act, awards under this provision of the Omnibus Plan were eligible to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.  For tax years beginning after December 31, 2017, the performance-based compensation exception to Section 162(m) has been removed, and any future awards based upon the attainment of performance goals will not be excluded from the $1,000,000 limitation on deductible compensation described in Section 162(m).  Notwithstanding these changes in the law, the requirements of the Omnibus Plan with respect to any performance-based awards are not being changed at this time.

Performance-based restricted stock and restricted stock units, in addition to meeting the regular requirements of the Omnibus Plan for the grant of such awards, including a maximum grant per employee of 1,100,000 shares of voting common stock per year, are structured so that they will vest only upon attainment of performance goals established by the Compensation Committee (or designated subcommittee for awards in effect prior to November 2, 2017).  The performance goals will be based upon one or more objectively determinable business measures, which may be applied with respect to the Company, any business unit, or, if applicable, any covered employee, and may be measured in absolute terms or relative to a peer-group or other market measure basis over a specified performance measurement period. The Compensation Committee may establish additional vesting requirements that must be met in addition to the performance goals, which additional vesting requirements may be met in the performance measurement period or afterwards.  The additional vesting requirements might include, without limitation, a requirement that the grantee be in the employ of the Company (or on military or family medical leave) at the payment date, although that condition may be waived by the Compensation Committee in its discretion.

The business measures that may be used to establish the performance goals are limited to one or more of the following:

•	Net earnings or net income (before or after taxes);
•	Earnings per share;
•	Net sales growth;
•	Net operating profit;
•	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
•	Cash flow per share;
•	Earnings before or after taxes, interest, depreciation, and/or amortization;
•	Gross or operating margins;
•	Productivity ratios;
•	Share price (including, but not limited to, growth measures and total shareholder return);
•	Expense targets or ratios;
•	Charge-off levels;
•	Improvement in or attainment of revenue levels;
•	Deposit growth;
•	Margins;
•	Operating efficiency;
•	Operating expenses;
•	Economic value added;
•	Improvement in or attainment of expense levels;
•	Improvement in or attainment of working capital levels;
•	Debt reduction;
•	Capital targets; and
•	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Following the completion of the applicable performance measurement period and after receiving the financial and other necessary data for the period, the Compensation Committee (or the designated subcommittee, as applicable) will determine whether and to what extent the performance goals for the performance-based restricted stock or restricted stock unit award have been met. The Compensation Committee will determine, based upon the objectively determined achievement of the performance goals, the number of performance-based shares of restricted stock or restricted stock units of the award that have become vested on the completion of the performance goals. The Compensation Committee, in its sole discretion, may decrease, but may not increase, the number of shares of restricted stock and restricted stock units that are vested. For awards of restricted stock units, once payment is due, the Company will issue the grantee shares of voting common stock equal to the number of vested performance-based restricted stock units.

Corporate Transactions

Effective upon the consummation of a corporate transaction such as a merger, all outstanding awards under the Omnibus Plan shall terminate unless they are assumed in connection with the corporate transaction.

The plan administrator has the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the Omnibus Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the Omnibus Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the Omnibus Plan, except that it may not amend the Omnibus Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the Omnibus Plan without our shareholders’ approval if such approval is then required pursuant to Section 422 or any other applicable section of the Code, the regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of voting common stock from the shares of voting common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the Omnibus Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the Omnibus Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the Omnibus Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option exercise price. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the excess of the fair market value of the shares on the exercise date over the option price for the shares. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes both the option price and the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant will not normally recognize taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of voting common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation).

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income, when recognized, generally is subject to withholding of income and employment taxes. The

“determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units. A participant will not normally recognize taxable income upon the grant of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction equal to the amount of ordinary income recognized by the participant.

Performance Awards, Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) then be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.

Potential Limitation on Deductions. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any persons who are “covered employees” of our Company in excess of $1,000,000.  For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, and our three other most highly compensated officers, and any individual who was a covered employee for any taxable year beginning after December 31, 2016.  Awards in effect as of November 2, 2017, not modified in any material respect after that date, and that qualify as “performance-based compensation” within the meaning of Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation.  It is intended that certain awards previously granted under the Omnibus Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation.  Effective for tax years beginning after December 31, 2017, the exemption from the $1 million deduction limitation for performance-based compensation has been removed from Section 162(m) and will no longer be available for future awards.

New Plan Benefits

Future grants under the Omnibus Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Omnibus Plan will depend on a number of factors, including the fair market value of the Company’s voting common stock on future dates and the exercise decisions made by grantees. Consequently, it is not possible to determine the benefits that might be received in the future by participants under the Omnibus Plan.

For information relating to the grants under the Omnibus Plan for the year ended December 31, 2020, to our named executive officers, see “Executive Compensation and Other Matters – Summary Compensation and Other Tables – Grants of Plan-Based Awards” above.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the number of votes cast for approval of the proposed amendment of the Omnibus Plan must exceed the number of votes cast against the proposal in order for the proposal to be approved. Abstentions and broker nonvotes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT OF THE 2015 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S VOTING COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN.

PROPOSAL 3:  APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S

EMPLOYEE STOCK PURCHASE PLAN

On March 22, 2021, the Compensation Committee and the Board approved, subject to shareholder approval, a second amendment and restatement of the Company’s Employee Stock Purchase Plan (“ESPP”). The ESPP is a benefit that we make broadly available to our employees that allows them to purchase shares of the Company’s voting common stock at a discount. The ESPP was initially adopted by the Board on October 8, 2014, and our shareholders approved the ESPP on March 20, 2015. The ESPP was amended and restated by the Board on May 24, 2016, for the purpose of making certain technical and administrative changes. The ESPP authorizes the issuance of options covering up to 280,000 shares of our voting common stock.

We are asking shareholders to approve the second amended and restated ESPP at the Annual Meeting so that we may continue to use the ESPP to assist us in recruiting and motivating qualified personnel to help us achieve our business goals, including creating long-term value for shareholders. In addition, shareholder approval will continue to qualify the ESPP as an employee stock purchase plan under Section 423 of the Code, which affords special tax treatment to plan participants.

Proposed Amendment and Restatement

The proposed amendment and restatement of the ESPP would (i) extend the term of the ESPP, which otherwise expires on August 14, 2021, so that the ESPP will terminate on December 31, 2026; (ii) changing the dates of the standard offering periods under the ESPP so that they commence on March 15 and September 15 of each year rather than February 15 and August 15; and (iii) make certain other administrative changes. The purpose of the amendment and restatement is to ensure that we are able to continue to provide current and future employees interested in participating in the ESPP with the opportunity to do so. If this proposal is not approved by shareholders, the ESPP will expire on August 14, 2021.

Summary of the ESPP

The following is a summary of the principal features of the ESPP, as proposed to be amended and restated. This summary is qualified in its entirety by reference to the full text of the ESPP, as proposed to be amended and restated, which is attached as Appendix B to this Proxy Statement and incorporated herein by reference.

Purpose. The purpose of the ESPP is to provide eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company, and to provide an incentive for continued employment.

Administration. The ESPP may be administered by the Board of Directors of the Company or a committee of the Board. The ESPP is currently administered by the Compensation Committee. The administrator has full power and authority to interpret the provisions of the ESPP, determine eligibility and adjudicate all disputes arising under the ESPP, determine the terms and conditions of any right to purchase shares under the ESPP, establish rules and appoint agents for proper administration of the ESPP, amend outstanding rights to purchase shares under the ESPP, and generally make any other determination or take any other action the administrator deems necessary or desirable. The Company will pay all reasonable expenses incurred in connection with the administration of the ESPP. Subject to applicable law, no member of the Board or the plan administrator will be liable for any action or determination made in good faith in connection with the operation, administration, or interpretation of the ESPP.

Eligibility and Participation. All employees of the Company and its parent corporations and/or subsidiaries as designated from time to time by the administrator are eligible to participate in the ESPP, except that the administrator may exclude one or more of the following categories of employees from participating: (i) any employee who has a period of employment with the Company of less than two years (or some shorter period of employment as may be established by the administrator); (b) any employee whose customary employment is less than 20 hours per week (or at the discretion of the administrator a threshold less than 20 hours per week); (c) any employee whose customary employment is less than five months (or at the discretion of the administrator a threshold less than five months) in any calendar year; or (d) any employee who is a “highly compensated employee” as defined in Section 414(q) of the Code (provided that the administrator may also exclude subsets of highly compensated employees to the extent permitted by Section 423 of the Code and the regulations issued thereunder). In addition, any employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or who, as a result of being granted an option under ESPP, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, is excluded from participation in the ESPP.

Offering Periods. As amended and restated, there will be two six-month offering periods under the ESPP each calendar year, the first commencing on March 15 and ending on September 14, and the second commencing on September 15 and ending on March 14. The administrator may establish additional or alternative sequential or overlapping offering periods, which may have different durations, but no offering period may exceed 27 months.  The first day of each offering period will be the date of grant for that offering period, and the last day of each offering period will be the purchase date for that offering period.

For each offering period, the administrator will establish the maximum number of shares that each participating employee may purchase pursuant to the ESPP.  Unless another maximum is established, the maximum for each offering period will be the number of shares determined by dividing $12,500 by the fair market value of a share of our voting common stock on the date of grant.  In addition, as required by Section 423 of the Code, no employee will be entitled to purchase common stock at a rate that exceeds $25,000 in fair market value during any calendar year.

Payroll Deductions and Stock Purchases.  Eligible employees may participate in the ESPP only by means of payroll deductions. Payroll deductions with respect to the ESPP may be no less than $12 nor more than $817 for any bi-weekly pay period. Payroll deductions are accumulated during the offering period in a non-interest-bearing savings account established at our subsidiary bank, Live Oak Banking Company.

During an offering period, a participant may elect to (i) decrease the amount to be withheld as many times as desired, (ii) stop further withholding, or (iii) on not more than two occasions in any one offering period, increase the amount withheld.  Any change will be effective on the first day of the first pay period that is at least seven days after such notice is received; however, no change in withholding is permitted during the last 30 days of an offering period.

So long as a participant is enrolled, such participant will automatically exercise the option to acquire the number of whole shares that may be purchased with such participant’s accumulated payroll deductions at a purchase price per share equal to 85% of the closing selling price per share of voting common stock on the last day of the offering period (the purchase date), provided that the number of whole shares purchased on a purchase date may not exceed the number of shares subject to such participant’s option. Any portion of an option remaining unexercised will expire at the end of the offering period. Any cash balance remaining in an eligible employee’s account at the end of a purchase date will be refunded to the employee as soon as practicable after such purchase date, provided, however, that the Company may establish procedures whereby such cash is maintained in the employee’s account and applied toward the purchase of shares in a subsequent offering period.

Enrollment and Withdrawal. In order to participate in the ESPP, an eligible employee must enroll by completing an online enrollment form not later than three days before the date of grant (or such other period established by the administrator).  An eligible employee who has not enrolled by such date may not participate in an offering period, but will, if still eligible, be able to participate in subsequent offering periods.  Once enrolled, a participant’s enrollment carries forward to each subsequent offering period until the participant’s employment ends or the participant withdraws from participation.

A participant may withdraw from an offering period at any time up to 15 days (or such other period established by the administrator) prior to the end of the offering period. Once withdrawn, a participant may not again participate in the offering period in which they withdrew. Withdrawing does not waive the participant’s right to participate in future offering periods. Upon withdrawal, a participant’s accumulated payroll deductions will be returned as soon as practicable, without interest (unless otherwise determined by the administrator).

Termination of Employment. In the event of a participant’s termination of employment for any reason (including for retirement, disability, or death) or failure to remain eligible to participate in the ESPP, any payroll deductions credited to a participant’s account and not previously used to purchase shares will be returned to the participant as soon as practicable. Interest will not be paid on sums returned to participants unless the administrator elects to do so.

Shareholder Rights. No participant will have any rights as a shareholder of the Company with respect to any shares subject to an option under the ESPP until (i) the option has been validly exercised, (ii) full payment has been made for the shares, and (iii) the shares have been actually delivered to the participant.

Non-Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will or the law of descent and distribution. A participant may designate a beneficiary, however, who will receive any shares and/or cash owed to the participant following the participant’s death.

Adjustments; Certain Transactions. In the event a change is made to the Company’s voting common stock by reason of a stock split, stock dividend, recapitalization, recombination of shares, exchange of shares, or other change affecting the outstanding voting common stock as a class without the Company’s receipt of consideration, the administrator will make appropriate adjustments to (i) the maximum number and class of securities issuable under the ESPP and (ii) the number and class of securities and price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (as defined below), the Board may arrange for the acquiring corporation to assume the Company’s rights and obligations under the ESPP. If no such arrangement is made, the ESPP will terminate and all outstanding options will terminate to the extent they are not exercised as of the date of the corporate transaction. In the event of such termination, the payroll deductions not previously used to purchase shares will be returned to the participant, without interest (unless otherwise determined by the administrator).

For purposes of the ESPP, a “corporate transaction” means any of the following:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)	the complete liquidation or dissolution of the Company;
(iv)

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (as defined in SEC rules) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

Tax Matters. Each participant in the ESPP is responsible for all federal, state, local or other taxes of any nature imposed by applicable law in connection with the purchase of stock under the ESPP.  Participants are encouraged to consult with their personal tax advisors regarding the impact of any purchase or disposition of stock pursuant to the ESPP.

Amendment and Termination. As amended and restated, the ESPP will terminate on December 31, 2026, except as to options outstanding on that date. The Board may amend, suspend, or terminate the ESPP without shareholder approval, except in the case of an amendment that would:

(i)	increase the total number of shares that may be issued under the ESPP;

(ii)	change the formula for determining the purchase price at which shares may be offered pursuant to options;

(iii)	change the formula for determining the number of shares any participant may purchase; or

(iv)	make any other material change for which shareholder approval is required by stock exchange listing rules or applicable law.

Section 423 of the Code and regulations promulgated thereunder may also impose shareholder approval requirements in connection with certain amendments to the ESPP.

New Plan Benefits

The benefits to be received by executive officers and employees of the Company as a result of the proposed amended and restated ESPP are not determinable, since the amounts of future purchases by participants are based on elective contributions.

For illustrative purposes only, the following table sets forth (i) the number of shares that were purchased in 2020 under the existing employee stock purchase plan and (ii) the weighted average price per share paid for such shares by the current executive officers as a group and all other employees who participated in the plan as a group. Non-employee directors are not eligible to participate in the ESPP.

	Number of Shares Purchased (#)	Weighted Average Purchase Price per Share ($) (1)
All current executive officers as a group (9 persons)	—	—
All other employees as a group	39,253	$13.27

(1)	The purchase price per share under the ESPP is equal to 85% of the closing selling price per share of voting common stock on the last day of the offering period.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.  This discussion does not address the tax consequences of a participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.  Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. ESPP participants should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Under such a plan, no taxable income is recognized by a participant either at the time a right is granted to purchase shares under the ESPP or at the time shares are purchased thereunder. The amounts deducted from a participant’s pay to purchase shares under the ESPP will be included in the participant’s compensation income and subject to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security taxes. A participant will recognize income or loss in the year in which a sale or other disposition is made of the shares purchased under the ESPP as described below.

If a participant disposes of shares acquired under the ESPP more than two years after the grant date (which for each offering period is the first day of that offering period) and more than one year after the purchase date (which is generally the last day of the offering period), or if a participant dies while owning such shares, then upon such qualifying disposition or death, the lesser of (a) the excess of the fair market value of the stock on the date of the qualifying disposition or death over the purchase price or (b) the excess of the fair market value of the stock on the grant date over the exercise price will be ordinary income subject to federal income tax.  Federal long-term capital gain tax will apply to the excess, if any, of the amount realized upon the disposition over the sum of the purchase price and the amount of ordinary income recognized upon disposition.  If a qualifying disposition produces a loss (the value of the shares on the date of disposition is less than the purchase price), no ordinary income will be recognized and federal long-term capital loss will apply, provided that the disposition involves certain unrelated parties.

If a participant disposes of the shares within two years after the grant date or within one year after the purchase date (other than by transfer to the participant’s estate or transfer by bequest or inheritance upon the death of a participant while owning shares) a “disqualifying disposition” will have occurred.  Upon such disqualifying disposition the difference between the fair market value of the shares on the date of purchase and the purchase price will be taxed to the participant as ordinary income and will be deductible by us (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code (as discussed below), and the satisfaction of a tax reporting obligation).  The difference, if any, of the amount realized upon the disposition over the market value of the shares on the date of purchase will be taxed as long-term or short-term capital gain or loss, depending on the holding period and the market value of the shares on the date of disposition.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our “covered employees” in excess of $1 million.  For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, and our three other most highly compensated officers, and any individual who was a covered employee for any taxable year beginning after December 31, 2016. Compensation attributable to awards under the ESPP, either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Required Vote and Board Recommendation

Assuming the presence of a quorum at the Annual Meeting, the number of votes cast for approval of the proposed amendment and restatement of the ESPP must exceed the number of votes cast against the proposal in order for the proposal to be approved. Abstentions and broker nonvotes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE ESPP.

PROPOSAL 4: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that the Company include in its Proxy Statement a resolution subject to a shareholder advisory vote on the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement (commonly referred to as a “say-on-pay” vote).

The compensation paid to the Company’s named executive officers is disclosed in this Proxy Statement in the section above entitled “Executive Compensation and Other Matters.” The compensation of the Company’s named executive officers is designed to enable the Company and its subsidiary bank to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive banking environment. Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to Live Oak Bancshares, Inc.’s named executive officers who are set forth in the summary compensation table of this Proxy Statement, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the related narrative discussion in this Proxy Statement.”

The affirmative vote of a majority of our voting common stock present or represented and voting on our executive compensation is required to approve our executive compensation. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

This “say-on-pay” advisory vote is not binding on the Board of Directors. The vote will not be construed to overrule any decision by the Company or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics and the opinions of the Company’s shareholders. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.

When you cast your vote, we urge you to consider the description of our executive compensation program contained in the compensation discussion and analysis and the accompanying tables and narrative disclosures.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE ABOVE RESOLUTION REGARDING THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 5:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Dixon Hughes Goodman LLP, independent registered public accountants, as the Company’s independent auditors for 2021.  The Board of Directors has ratified and confirmed the appointment.  A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board of Directors is submitting this proposal to the vote of the shareholders as a matter of good corporate governance.  If shareholders do not ratify the selection of Dixon Hughes Goodman LLP, the Audit and Risk Committee will reconsider, but might not change, their appointment.

The Company has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Company’s annual audit, review of the Company’s financial statements and certain other matters.  The following table sets forth Dixon Hughes Goodman LLP fees in various categories during 2020 and 2019.

AUDIT FEES

Category	2020	2019
Audit Fees (1)	$387,132	$342,202
Audit-Related Fees (2)	11,000	14,600
Tax Fees (3)	—	—
All Other Fees	—	—
Total Fees Paid	$398,132	$356,802

(1)

Includes fees paid or expected to be paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q, consents issued, reviews of registration statements, and reviews of various Form 8-Ks.

(2)	Includes fees paid for audit of employee benefit plan.
(3)	Includes fees paid for services relating to tax planning, preparation and compliance.

All services rendered by Dixon Hughes Goodman LLP during 2020 were subject to pre-approval by the Audit and Risk Committee.  The Audit and Risk Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent auditors.  Under this policy, each year at the time it engages the independent auditor, the Audit and Risk Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services to be performed during the year.  All other permitted non-audit services are required to be pre-approved by the Audit and Risk Committee on an engagement-by-engagement basis.  The Audit and Risk Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Company is compatible with maintaining independence of Dixon Hughes Goodman LLP.  The Audit and Risk Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5 RATIFYING DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2021.

Report of the Audit and Risk Committee

The Audit and Risk Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s internal audit program. The Audit and Risk Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit and Risk Committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2020, the Audit and Risk Committee reviewed and discussed the audited financial statements with management. The Audit and Risk Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit and Risk Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit and Risk Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

This report is submitted by the Audit and Risk Committee:

William H. Cameron

Tonya W. Bradford

Diane B. Glossman

Miltom E. Petty

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting.  Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS FOR 2022 ANNUAL MEETING

Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable North Carolina law and our Bylaws.

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2022 Annual Meeting, it must be delivered to our principal executive offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403 by December 3, 2021; provided, however, that if the date of the 2022 Annual Meeting is more than 30 days before or after May 11, 2022, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting.

Our Bylaws permit any shareholder of voting common stock to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination to our Corporate Secretary at least 120 days prior to the meeting at which directors will be elected. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that, if elected, such nominee would serve as a member of the Board of Directors.

Management’s proxy holders for the 2022 Annual Meeting will have discretion to vote proxies given to them on any shareholder proposal of which the Company does not have notice on or before February 16, 2022.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this Proxy Statement and all shareholders will have the ability to access this Proxy Statement and other reports the Company has filed with the SEC, by visiting the investor relations section of our website, www.liveoakbank.com.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Corporate Secretary at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403 or at (910) 790-5867. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to our Corporate Secretary at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and such communications will be forwarded to the Board of Directors as a group or to the individual director or directors addressed.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC is accessible free of charge in the investor relations section of our website at www.liveoakbank.com. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2020. You can request a copy of our Annual Report on Form 10-K free of charge by contacting our Corporate Secretary, Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, North Carolina 28403.

Appendix A

AMENDMENT OF THE

LIVE OAK BANCSHARES, INC. 2015 OMNIBUS STOCK INCENTIVE PLAN

WHEREAS, Live Oak Bancshares, Inc. (the “Company”), maintains the 2015 Omnibus Stock Incentive Plan, as amended and restated (the “Plan”); and

WHEREAS, pursuant and subject to Section 16(a) of the Plan, the board of directors of the Company (the “Board”) is authorized to amend the Plan, subject to the approval of the Company’s shareholders in certain circumstances; and

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan as set forth below, and to submit such amendment for shareholder approval at the next annual meeting of shareholders of the Company.

NOW, THEREFORE, in accordance with the provisions of Section 16(a) of the Plan and conditioned upon the receipt of shareholder approval as described therein, the Plan is hereby amended in the following respects:

1.Section 3(a) of the Plan is deleted in its entirety and the following substituted in lieu thereof:

(a)       Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 10,750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

2.Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment of the Live Oak Bancshares, Inc. 2015 Omnibus Stock Incentive Plan was adopted by the Board on March 22, 2021 and approved by the Company’s shareholders on May [●], 2021.

LIVE OAK BANCSHARES, INC.

By: ___________________________

James S. Mahan III

Chairman and Chief Executive Officer

Appendix B

LIVE OAK BANCSHARES, INC.

SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Second Amendment and Restatement adopted by the Board on March 22, 2021

1.Establishment of Plan; Purposes.  Live Oak Bancshares, Inc. (the “Company”) adopted an Employee Stock Purchase Plan effective October 8, 2014, which plan was approved by the Company’s shareholders on March 20, 2015 and then amended and restated as of May 24, 2016, and which plan is now amended and restated as of the date first written above (such plan, as amended from time to time, the “Plan”).  The purpose of the Plan is to provide Eligible Employees (as defined below) with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.  The Company intends that this Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended or replaced to date or hereafter (the “Code”), and this Plan will be so construed.  Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code will have the same definition herein.  For purposes of this Plan, the terms “Parent Corporation” and “Subsidiary” have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Code.  The term “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that participate in this Plan.

2.Effective Date; Termination Date.  The Plan, as amended and restated herein, is effective as of May [●], 2021, and, unless sooner terminated as provided herein, will terminate at 5:00 P.M. Eastern time on December 31, 2026 (the “Termination Date”).  Following the Termination Date, no further Options may be granted under the Plan, but such termination will not effect any Option granted prior to the Termination Date.

3.Stock Subject to Plan.  A total of 280,000 shares of the Company’s voting common stock, no par value per share (the “Common Stock”), are reserved and will be available for issuance under this Plan (the “Shares”).  Such number will be subject to adjustments effected in accordance with Section 15 of this Plan.  In the event that an Option or part thereof expires or is otherwise canceled or terminated, the Shares subject to the unexercised portion of such Option will be available for re-use in future Option grants under the Plan.

4.Administration.

(a)The Plan will be administered by the Board, or, if directed by the Board, the Compensation Committee of the Board, or any other committee composed of members of the Board (the Board and any such committee being herein referred to as the “Administrator”).

(b)The Administrator will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputes arising under the Plan, including whether Eligible Employees may participate in an Option grant and which Parent Corporation(s) and Subsidiaries will be Participating Subsidiaries participating in an offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan,

(iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Option Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form other instrument or agreement relating to the Plan will be made in the Administrator’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(c)To the extent not prohibited by applicable law or by directive of the Board, the Administrator may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, references to the “Administrator” will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Administrator delegates authority pursuant to this Section 4(c).

(d)The Company will pay all reasonable expenses incurred in connection with the administration of this Plan.  Subject to applicable law, no member of the Board or the Administrator will be liable for any action or determination made in good faith in connection with the operation, administration or interpretation of the Plan.  In the performance of its responsibilities with respect to the Plan, the Administrator will be entitled to rely upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Administrator deems necessary.

5.Eligibility.

(a)Every employee of the Company or the Participating Subsidiaries on a Date of Grant (including every employee who is on paid or authorized but unpaid leave of absence on such Date of Grant), except as excluded pursuant to Sections 5(b) or 5(c) below, is eligible to participate in the offering for each Offering Period (as hereinafter defined) (each such employee an “Eligible Employee”).

(b)In establishing the terms of an Option granted hereunder, the Administrator may exclude one or more of the following categories of employees from participation in such Offering Period:

(i)any employee who has a period of employment with the Company and/or a Participating Subsidiary of less than 2 years (or some shorter period of employment as may be established by the Administrator);

(ii)any employee whose customary employment with the Company and/or a Participating Subsidiary is less than 20 hours per week (or at the discretion of the Administrator a threshold less than 20 hours per week);

(iii)any employee whose customary employment is less than 5 months (or at the discretion of the Administrator a threshold less than 5 months) with the Company and/or a Participating Subsidiary in any calendar year; or

(iv)any employee who is a “highly compensated employee” as defined in Section 414(q) of the Code of the Company or a Participating Subsidiary, and provided that the Administrator may also exclude subsets of highly compensated employees to the extent permitted by Section 423 of the Code and the regulations issued thereunder.

(c)Notwithstanding anything else provided herein, an Option may not be granted in an Offering Period to an employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, (i) owns stock or holds options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, or (ii) as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company any of its Participating Subsidiaries.

6.Offering Periods.  This Plan will be administered on the basis of sequential six-month offering periods (each an “Offering Period”) until the Plan is terminated: (a) the six-month period commencing on March 15 and ending on the following September 14, and (b) the six-month period commencing on September 15 and ending on the following March 14.  The Administrator may establish additional or alternative sequential or overlapping Offering Periods, which may have different durations, provided that no Offering Period may exceed 27 months.  The first day of each Offering Period will be the “Date of Grant” for that Offering Period, and the last day of each Offering Period will be the “Purchase Date” for that Offering Period.  In the event that the Purchase Date of a given Offering Period is not a day when the principal stock exchange or market on which the Common Stock is then traded (the “Principal Exchange”) is open for trading, then the Purchase Date will be the last day prior to such date when the Principal Exchange is open for trading.

7.Grant of Option; Number of Shares; Expiration.

(a)Each person who is an Eligible Employee on the Date of Grant will be granted an option for the Offering Period (the “Option”).  Such Option will be for the number of Shares determined in accordance with Section 7(b) below.

(b)For each Offering Period, the Administrator may specify a dollar amount (the “Offering Factor”) on the basis of which the number of shares of Common Stock to be covered by the Option granted to each Eligible Employee will be determined. The Offering Factor may be different for each Offering Period; however, in connection with each separate Offering Period the Offering Factor will be the same for all Eligible Employees.  Each Option for an Offering Period will entitle the Eligible Employee to whom it is granted to purchase a number of whole shares of Common Stock equal to the lesser of (i) such employee’s annual rate of Compensation (as defined below) as of the day prior to the Date of Grant of that Offering Period divided by the Offering Factor established by the Administrator for that Offering Period, or (ii) a fixed maximum quantity, at the Administrator’s discretion. In the event that the Administrator has not established an Offering Factor or another fixed maximum quantity prior to the Date of Grant for a particular Offering Period, then the number of Shares as to which each Option in such Offering Period will apply will be determined by dividing $12,500 by the Fair Market Value of one Share determined as of the Date of Grant.  In any event, Options granted to Eligible Employees are subject to the individual limit set forth in Section 13.

(c)As used in this Plan, the term “Compensation” means an Eligible Employee’s annualized regular, fixed base salary or wages based on the Eligible Employee’s salary or wage rate (and number of hours per week) in effect as of the day prior to the Date of Grant of a given Offering Period. Compensation does not include any bonus, overtime payment, payment of deferred compensation or equity compensation, commission, contribution by the Company or a Participating Subsidiary to an employee benefit plan or other similar payment or contribution.

(d)In order to participate in the Plan for a given Offering Period, an Eligible Employee must enroll as described in Section 10 below.  The Options granted hereunder will be exercised only as described in Section 11 below.  Any portion of an Option remaining unexercised after the Purchase Date for the Offering Period to which such Option relates will expire immediately upon the end of such Offering Period.

8.Option Price.  The purchase price per share at which a Share will be sold in any Offering Period will be 85% of the Fair Market Value of a Share on the Purchase Date determined in accordance with Section 9 (the “Option Price”).

9.Fair Market Value.  For purposes of this Plan, the “Fair Market Value” of a Share will be determined as follows:

(a)If the Company’s Common Stock is at the time publicly traded, the Fair Market Value will be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Principal Exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(b)If the Company’s Common Stock is at the time not publicly traded, the Fair Market Value as of a given date will be determined by the Administrator, in good faith, taking into account any and all information known to the Company regarding the price and number of shares traded, if any, in privately negotiated transactions, and such other factors as it deems appropriate.

10.Enrollment by Eligible Employee.

(a)Enrollment.  An Eligible Employee will be able to participate in the Plan on the first Date of Grant after he or she: (i) satisfies the eligibility requirements of the Plan, and (ii) completes an online enrollment form as designated by the Company’s Human Resources Department not later than three business days before such Date of Grant (the “Enrollment Date”) indicating the Eligible Employee’s election to participate in the Plan and authorizing initial payroll deductions for the applicable Offering Period.  The Company may, from time to time, change the Enrollment Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon providing reasonable notice.  For avoidance of doubt, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced will not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering Period.  An Eligible Employee who enrolls in the Plan as described above is referred to herein as a “Participant.”

(b)Failure to Enroll.  An Eligible Employee who does not complete the online enrollment on or before the Enrollment Date will not participate in the Plan for that Offering Period, nor for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by completing the online enrollment form by the Enrollment Date for such subsequent Offering Period.

(c)Continuance of Enrollment.  Once enrolled, a Participant’s enrollment carries forward to each subsequent Offering Period, unless and until such Participant’s employment with the Company ends, the Participant changes payroll withholding as described in Section 11(d) below, or the Participant withdraws from participation as described in Section 12 below.

11.Payroll Deduction Plan; Exercise of Option and Payment of Option Price.  Shares which are acquired pursuant to the exercise of an Option hereunder may be paid for only by means of payroll deductions from the Participant’s Compensation during the Offering Period.  Except as set forth below, the amount of Compensation to be withheld from a Participant’s Compensation during each pay period will be determined by the Participant’s election as indicated on his or her online enrollment form.

(a)Limitations on Payroll Withholding.  Payroll withholding with respect to the Plan for any Participant will be no less than $12 nor more than $817 for any bi-weekly pay period. Notwithstanding the foregoing, the Administrator may change the limits on payroll withholding effective as of a future Date of Grant, upon reasonable notice to the Eligible Employees.  Amounts withheld will be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code.

(b)Payroll Withholding.  Payroll deductions will commence on the first payday following the Date of Grant and will continue on each payday through the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.

(c)Participant Accounts.  All payroll deductions from a Participant’s Compensation will be credited to a non-interest bearing savings account established at Live Oak Banking Company.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.  Interest will not be paid on any payroll deductions held pursuant to this Plan, unless the Administrator elects to make such payments to all Participants on a non-discriminatory basis.

(d)Election to Decrease, Increase or Stop Withholding.  During an Offering Period, a Participant may elect to (i) decrease the amount to be withheld as many times as desired, (ii) stop further withholding, or (iii) on not more than two occasions in any one Offering Period, increase the amount withheld, by updating such Participant’s online enrollment form in the manner directed by the Company’s Human Resources Department.  Any such change will be effective on the first day of the first pay period that is at least seven days after such notice is received; provided, however, that the Administrator may specify a longer or shorter period, upon reasonable notice to the Eligible Employees.  Notwithstanding any of the foregoing, no change in withholding is permitted during the last 30 days of an Offering Period.

(e)Exercise of Option.  On each Purchase Date, each Participant who has not withdrawn from the Offering Period or whose participation in the Offering Period has not terminated on or before such Purchase Date will automatically exercise his or her Option to acquire the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Offering Period by the Option Price; provided, however, in no event will the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant’s Option or the limitations imposed by Section 13 hereof.  No Shares will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering Period or the Plan has terminated on or before such Purchase Date.

(f)Issuance of Shares.  As promptly as practicable after the Purchase Date, the Company will, at its election, either: (i) issue a certificate to each Participant representing the Shares deliverable to such Participant upon the exercise of the Option; or (ii) document each Participant’s interest in the Shares deliverable to such Participant by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in bookentry form in each such Participant’s name.

(g)Remaining Cash Balance. Any cash balance remaining in a Participant’s account at the end of a Purchase Date will be refunded to the Participant as soon as practicable after such Purchase Date, provided, however, that the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in a subsequent Offering Period.

12.Participant Withdrawal.

(a)Withdrawal From an Offering.  A Participant may withdraw from an Offering Period by completing an online withdrawal form as directed by the Company’s Human Resources Department (a “Withdrawal Notice”). Such withdrawal may be elected at any time up to 15 days (or such other number of business days as deemed advisable by the Administrator in its sole discretion for proper administration of the Plan, upon reasonable notice) prior to the end of an Offering Period.  A Participant so withdrawing is prohibited from again participating in that Offering Period.  Subject to Section 12(c), by withdrawing from an Offering Period, a Participant does not waive the right to participate in subsequent offerings, and may commence participation in the next Offering Period commencing immediately thereafter by again satisfying the requirements of Section 10 above.  The Company may impose, from time to time, a requirement that the Withdrawal Notice be submitted online for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering Period.

(b)Return of Payroll Deductions.  Upon withdrawal from an Offering Period pursuant to Section 12(a), the withdrawn Participant’s accumulated payroll deductions which have not been applied toward the purchase of Shares under the Plan will be returned as soon as practicable after the withdrawal, without the payment of any interest to the Participant (unless the Administrator has determined otherwise pursuant to Section 11(c) above), and the Participant’s interest in the Offering Period will terminate; provided, however, that the Company may establish procedures whereby at the Participant’s election such cash is maintained in the Participant’s account and applied toward the purchase of Shares in a subsequent Offering Period.

(c)Participation Following Withdrawal. An employee who is also an officer or director of the Company subject to section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act as amended from time to time or any successor rule or regulation as a consequence of his or her withdrawal from an Offering Period pursuant to Section 12(a) above will not again participate in the Plan for at least six months after the date of such withdrawal (the “Withdrawal Date”).  Unless otherwise construed to be an earlier date pursuant to any applicable law, the Withdrawal Date for purposes of this paragraph refers to the date that the related Withdrawal Notice is provided to the Company as required by Section 12(a).

13.Limitations on Shares to be Purchased.  No Eligible Employee will be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase Shares under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in fair market value, determined as of the Date of Grant (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.  The Company may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.  In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan as set forth in Section 3, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as is practicable and as the Administrator determines to be equitable.

14.Effect of Termination of Employment.  Termination of an Eligible Employee’s employment with the Company or a Participating Subsidiary for any reason (including for retirement, disability, or death), immediately terminates his or her participation in this Plan.  In addition, an Eligible Employee’s failure to remain eligible to participate in the Plan as described in Section 5 above immediately terminates his or her participation in this Plan.  In either such event, the payroll deductions credited to the Eligible Employee’s account will be returned to him or her or, in the case of his or her death, as described in Section 25, as soon as practicable.  Interest will not be paid on sums returned to a Participant pursuant to this Section 14 unless the Administrator elects otherwise pursuant to Section 11(c) above.  For purposes of this Section, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of medical leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

15.Capital Changes.  In the event any change is made to the Company’s Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Administrator will make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, and (ii) the number and class of securities and the price per Share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or Option Price of Shares subject to an Option.

16.Corporate Transactions.

(a)Effect of Corporate Transaction.  In the event of a Corporate Transaction (as defined below), the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to assume the Company’s rights and obligations under the Plan.  In the event that the Company’s rights and obligations under the Plan are not so assumed, then the Plan will terminate effective as of the date of such Corporate Transaction, and all outstanding Options will terminate effective as of the date of the Corporate Transaction to the extent that the Option is not exercised as of the date of the Corporate Transaction.  In the event of such termination, the payroll deductions credited to a Participant’s account and not previously used to purchase Shares pursuant to an Option prior to such termination will, as soon as practicable, be returned to the Participant.  Interest will not be paid on such sums returned to a Participant pursuant to this Section 16(a) unless the Administrator elects otherwise pursuant to Section 11(c) above.

(b)Corporate Transaction Defined.  As used in this Plan, the term “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (iv) and (v) whether multiple transactions are related, and its determination will be final, binding and conclusive:

(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)the complete liquidation or dissolution of the Company;

(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger ; or

(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

17.Nonassignability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 25 below) by a Participant.  Any such attempt at assignment, transfer, pledge or other disposition is void and without effect.

18.Reports.  The Company will provide an online portal where Participants view details of their participation in the Plan, including the total payroll deductions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

19.Notice of Disposition. Each Participant must notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Date of Grant or within one year from the Purchase Date on which such shares were purchased (the “Notice Period”).  The Company may, at any time during the Notice Period, through appropriate legends on any certificate representing shares acquired pursuant to this Plan or otherwise, request that the Company’s transfer agent to notify the Company of any transfer of the shares.  The obligation of the Participant to provide such notice will continue notwithstanding the any such request to the Company’s transfer agent.

20.No Right to Continued Employment.  Neither this Plan nor the grant of any Option hereunder will confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

21.Rights as a Shareholder.  No Eligible Employee will have any rights as a shareholder of the Company with respect to any Shares subject to an Option until: (a) such Option has been validly exercised in the manner described herein, (b) full payment of the Option Price has been made for such Shares, and (c) the Shares have been actually delivered to Employee in either certificated or book-entry form as described in Section 11(f) above. Except for adjustments as provided in Section 15 above, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) distributions or other rights as to which the record date for determining shareholders entitled to receive the same is prior to the date of the delivery of such Shares as described in Section 11(f) above.

22.Payment of Taxes.

(a)Each Participant will be responsible for all federal, state, local or other taxes of any nature imposed pursuant to any law or governmental regulation or ruling on the exercise of any Options or on any income which a Participant is deemed to recognize in connection with an Option.  Participants should consult with their personal accountant or other tax advisors regarding the tax consequences associated with any purchase or disposition of Shares pursuant to this Plan.  In particular, Participants should be aware that a disposition of shares purchased pursuant to this Plan during the applicable Notice Period may cause adverse tax consequences for the Participant.

(b)If the Administrator determines to its reasonable satisfaction that the Company or any Participating Subsidiary is required to pay or withhold the whole or any part of any federal, state, local, or foreign income, payroll, estate, inheritance, or other tax with respect to or in connection with any Option, the exercise thereof or a Participant’s resale of any Shares, then the Company or such Participating Subsidiary will have the full power and authority to withhold and pay such tax out of any Shares purchased by the Participant or from the Participant’s salary or any other funds otherwise payable to the Participant, or, prior to and as a condition of exercising such Option, the Company may require that the Participant pay to it in cash the amount of any such tax which the Administrator, in good faith, determines is required to be withheld.

23.Equal Rights and Privileges. All Eligible Employees will have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company, the Administrator or the Board, be reformed to comply with the requirements of Section 423.  This Section takes precedence over all other provisions in this Plan.

24.Notices. Except as otherwise provided herein, any notice which the Company or an Eligible Employee may be required or permitted to give to the other will be in writing and will be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed.  Notice, if to the Company, will be sent to the following address:

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, NC  27402

Attn: General Counsel

Any notice sent by mail by the Company to an Eligible Employee will be sent to the most current address of the Eligible Employee as reflected on the records of the Company or its Participating Subsidiaries as of the time said notice is required.  In the case of a deceased Eligible Employee, any notice will be given to the Eligible Employee’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Section.

25.Designation of Beneficiary.

(a)A Participant may submit, through an online form as directed by the Company, a written designation of a beneficiary who is to receive (i) any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date, and/or (ii) any Shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to the Participant of such Shares and cash.

(b)A Participant may change such designation of beneficiary at any time by online form as directed by the Company.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Administrator may designate.

26.Conditions upon Issuance of Shares; Limitation on Sale of Shares.  The issuance of Shares under the Plan will be subject to compliance with all applicable requirements of foreign, federal or state law with respect to the Shares.  An Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed.  Shares will not be issued with respect to an Option unless (i) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of exercise with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of such Act.  As a condition to the exercise of an Option, the Company may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

27.Applicable Law. The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of North Carolina.

28.Amendment or Termination of this Plan. The Board may, from time to time, amend, modify, suspend or discontinue the Plan at any time without notice, provided that no Eligible Employee’s existing rights pursuant to an Option are adversely affected thereby; and, provided further that, except with the approval of shareholders of the Company, no such amendment of the Plan will: (a) increase the aggregate number of shares which may be sold upon the exercise of Options granted under the Plan; (b) change the formula by which the Option Price is determined; (c) change the formula by which the number of shares which any Participant may purchase is determined; or (d) make any other material change for which shareholder approval is required by the rules of the Principal Exchange or applicable law.  In the event the Board terminates or discontinue the Plan, no further Options may be granted under the Plan, but such termination will not affect any Option granted prior to the termination; any Options outstanding as of the date of any such termination will remain in full force and effect according to their terms as though the Plan had not been terminated.  Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

29.Successors and Assigns.  Subject to Sections 17 and 25, this Plan will bind and inure to the benefit of the Company, any Eligible Employee, and their respective successors, assigns, personal or legal representatives and heirs.

30.Severability.  It is intended that each provision of this Plan be viewed as separate and divisible, and in the event that any provision hereof is held to be invalid or unenforceable, the remaining provisions will continue to be in full force and effect.

31.Titles.  Titles of Sections are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and do not serve as a basis for interpretation or construction of this Plan.

32.Gender and Number.  As used herein, the masculine gender includes the feminine and neuter, the singular numbers the plural, and vice versa, whenever such meanings are appropriate.

CERTIFICATE OF SECRETARY

The undersigned Secretary of Live Oak Bancshares, Inc. (the “Company”) hereby certifies that the foregoing SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN was duly adopted by the Company’s Board of Directors on March 22, 2021 and approved by the Company’s shareholders on May [●], 2021.

This the _____ day of ____________, 2021.

____________________________

Secretary

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39016-P51430

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVE OAK BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. **Election of Directors**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tonya W. Bradford
02) William H. Cameron
03) Diane B. Glossman
04) Glen F. Hoffsis
05) David G. Lucht
06) James S. Mahan III
07) Miltom E. Petty
08) Neil L. Underwood
09) William L. Williams III

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D39017-P51430

REVOCABLE PROXY
LIVE OAK BANCSHARES, INC.
Annual Meeting of Shareholders
May 11, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints S. Brett Caines and Gregory W. Seward (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote, as designated on the reverse side of this appointment of proxy, all of the shares of voting common stock of Live Oak Bancshares, Inc. (the "Company") held of record by the undersigned on March 12, 2021, at the Annual Meeting of Shareholders of the Company to be held at the Live Oak Corporate Offices, 1741 Tiburon Drive, Wilmington, North Carolina, at 9:00 AM, Eastern Time on May 11, 2021, and at any adjournments of the Annual Meeting.

The undersigned directs that the shares represented by this appointment of proxy be voted as indicated on the reverse side of this appointment of proxy. In the absence of any instruction, those shares may be voted "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Continued and to be signed on reverse side